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                                Exhibit (c)(2)

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                          PURCHASE AND SALE AGREEMENT
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     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of this 30th day of June, 1999, by and among GTS Duratek, Inc., a Delaware corporation ("Buyer"), HakeTenn, Inc., a Delaware corporation ("HakeTenn"), George T. Hamilton, an individual residing in the State of Tennessee ("Hamilton"), and Richard Wilson, an individual residing in the State of Tennessee ("Wilson") (hereinafter, each of HakeTenn, Hamilton and Wilson shall be referred to individually as a "Seller" and collectively as "Sellers").

                                  BACKGROUND

     WHEREAS, Frank W. Hake Associates, L.L.C., a Delaware limited liability company (the "Company"), is engaged in the business of storing, transporting, handling and processing radioactive waste emanating from nuclear power generation plants, government facilities, other commercial facilities and storing and servicing power generation equipment (the "Business");

     WHEREAS, Sellers own, directly or indirectly, one hundred percent (100%) of the limited liability interests of the Company (the "LLC Interests"); and

     WHEREAS, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers the LLC Interests on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the respective agreements, covenants, representations, warranties and indemnifications herein contained, the parties hereto do hereby agree as follows:

1. Sale and purchase of interests. Subject to the terms and conditions of this agreement, upon the consummation of the transactions contemplated under this agreement (the "closing") on the closing date (as defined in section 2):

     (a) HakeTenn shall sell, transfer, convey and assign to Buyer and Buyer shall purchase from HakeTenn one hundred percent (100%) of the issued and outstanding capital stock of Hake Partners, Inc., a Delaware corporation ("HPI") (the "HPI Stock"). HPI owns eighty percent (80%) of the LLC Interests (the "HPI Interest"). Notwithstanding the above, at Closing, the claim for business interruption insurance filed with Crum & Foster relating to the June 1998 shut down (which has not been reflected on the Company's financial statements) shall be transferred to and shall remain the property of Sellers;

     (b) Hamilton shall sell, transfer, convey and assign to Buyer and Buyer shall purchase from Hamilton all of the LLC Interests owned by him. Mr. Hamilton owns fifteen percent (15%) of the LLC Interests (the "Hamilton Interest"); and


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     (c) Wilson shall sell, transfer, convey and assign to Buyer and Buyer shall purchase from Wilson all of the LLC Interests owned by him. Mr. Wilson owns five percent (5%) of the LLC Interests (the "Wilson Interest").

At the Closing, each of the HPI Stock, the HPI Interest, the Hamilton Interest and the Wilson Interest shall be free and clear of any and all liens, claims, charges, pledges, security interests, voting and other agreements and other encumbrances of any nature whatsoever ("Liens"). The HPI Interest, the Hamilton Interest and the Wilson Interest constitute 100% of the outstanding equity interests of the Company.

2. Closing date. The closing shall take place at 9 a.m. At the offices of piper & marbury l.l.p., 36 s. Charles street, baltimore, maryland 21201 on the later of (i) june 30, 1999, or (ii) on such other date as the parties may mutually agree (the "closing date").

3.   Closing deliveries.

     (a) closing deliveries by the sellers.  At the closing, sellers shall
         ---------------------------------
deliver to buyer the following:

     (i) certificates or other evidence of ownership representing the llc interests, each certificate to be duly endorsed in blank or with such other instruments of conveyance as may be reasonably acceptable to buyer and its counsel and sufficient to transfer full, marketable title to the llc interests to buyer, free and clear of any liens;

     (ii) certificates representing the HPI Stock, each certificate to be duly endorsed in blank or with such other instruments of conveyance as may be reasonably acceptable to Buyer and its counsel and sufficient to transfer full, marketable title to the HPI Stock to Buyer, free and clear of any Liens;

     (iii) duly executed resignations of each of the directors and officers of the Company and HPI as may be requested by the Buyer;

     (iv) good standing certificates of each of the Company, HakeTenn and HPI, dated no earlier than five (5) calendar days prior to the Closing Date, certifying that each is in good standing in the jurisdiction of its organization and for the Company and HPI certificates of qualification to do business as a foreign corporation or LLC in each of the jurisdictions in which such entity is qualified;

     (v) the recorded certificate of incorporation, as amended or supplemented to date, (or comparable instrument) of HakeTenn, Company and HPI, recently certified by the Secretary of State of the jurisdiction in which such entity is organized;

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     (vi)    a certificate of the secretary of HakeTenn concerning (i) its organizational documents, (ii) the adoption of resolutions by its board of directors and stockholders authorizing the transactions contemplated by this Agreement and (iii) the incumbency of its officers, all in form and substance satisfactory to Buyer;

     (vii)   a receipt for the payment of the Purchase Price;

     (viii)  the opinions of counsel for the Sellers and HPI, dated as of the Closing Date, in form reasonably acceptable to Buyer, as to the matters set forth in Exhibit "A"; and
         -----------

     (ix) certificates executed on behalf of the Company, HakeTenn and HPI to the effect that the conditions contained in Section 12 have been satisfied.

     (b)     Closing Deliveries by the Buyer.  At the Closing, Buyer shall
             -------------------------------
deliver to the Sellers the following:

     (i)     the Purchase Price (as defined below); and

     (ii) certificate executed on behalf of the Buyer to the effect that the conditions contained in Section 13 have been satisfied.

4.   Purchase Price.  The aggregate purchase price (the "Purchase Price")
for all of the HPI Stock and all of the LLC Interests (collectively, the "Purchased Ownership Interests") shall consist of: (i) the initial purchase price as described in Section 4.1 below (the "Initial Purchase Price"), (ii) the mortgage assumption as described in Section 4.2 below (the "Mortgage Assumption") and (iii) the additional consideration described in Section 4.3 below (the "Additional Consideration"). The Purchase Price will be adjusted for the equity adjustment pursuant to Section 4.4 below (the "Equity Adjustment"). In no event will the Purchase Price, including the Equity Adjustment, exceed $14.5 million. All cash consideration shall be paid by wire transfer of immediately available funds to a single bank account for each Seller as such Seller shall designate in writing to Buyer not less than three (3) business days prior to the Closing Date. Each of the Seller's proportionate share of the Purchase Price for all of the Purchased Ownership Interests shall be paid to each Seller pro rata based on the percentages (the "Percentage Interests") set forth opposite each Seller's name on Exhibit "B" hereto.
                                     -----------

     4.1  Initial Purchase Price.  The Initial Purchase Price for the Purchased
          ----------------------
Ownership Interests shall be Twelve Million Nine Hundred Twenty-Five Thousand Dollars (USD $12,925,000) in cash. Notwithstanding the foregoing, Three Million Dollars ($3,000,000) of the Initial Purchase Price will be deposited into an escrow account with Wilmington Trust Company as escrow agent pursuant to Section
16.9 hereof pursuant to the terms of the Escrow Agreement substantially in the form of Exhibit E hereto and One Hundred Fifty Thousand Dollars ($150,000) of the Initial Purchase Price will be deposited into an escrow account with Wilmington Trust Company as escrow agent pursuant to the terms of the Escrow Agreement substantially in the form of Exhibit D hereto.

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     4.2  Mortgage Assumption.  Buyer shall assume, and discharge or relieve the
          -------------------
Company from liability with respect to, the mortgage note and mortgage due to Northwestern Mutual Life Insurance Company with respect to the premises located at 1790 Dock Street and the related real estate held by the Company, in an amount not to exceed Five Hundred Thousand Dollars ($500,000) as of Closing.
                                                                           -
Notwithstanding any other provision of this Agreement, Buyer shall not assume any other long-term debt of Company, HPI or of any of the Sellers. If the balance due under the Mortgage note is less than $500,000 on the Closing Date, Buyer shall pay Sellers, as additional cash consideration, an amount equal to the difference between $500,000 and the balance due under the Mortgage note on the Closing Date.

     4.3  Additional Consideration.  Buyer shall pay to Sellers an amount of up
          ------------------------
to   Three Hundred Thousand Dollars ($300,000) in cash as Additional
Consideration, under the following terms:

          4.3.1 If, for the period commencing the first day of the month after the Closing Date, and ending twenty-four (24) months thereafter (the "Twenty-Four Month Period"), the aggregate net revenues recognized from the SAFESTORE/SAFESHOP ("SAF") and Inventory Management Services ("IMS") product lines shall be at least Five Million Dollars ($5,000,000), then Buyer shall pay to Sellers additional consideration of One Hundred Thousand Dollars ($100,000). If the aggregate net revenues recognized from the SAF and IMS product lines shall be less than Five Million Dollars ($5,000,000) during the Twenty-Four Month Period, then Buyer shall not pay to Sellers any Additional Consideration pursuant to this Section 4.3.1. For purposes of this Agreement, "net revenues" means gross revenues less discounts, allowances, or credits.

          4.3.2  In addition to the additional consideration described in
Section 4.3.1 above, if, for the Twenty-Four Month Period, the cumulative net revenues recognized from the SAF and IMS product lines exceed Five Million Dollars ($5,000,000) in the aggregate (the excess of such net revenues over $5,000,000 being referred to as "excess revenues"), then Buyer shall pay to Sellers Additional Consideration of twenty percent (20%) of excess revenues, subject to a maximum additional consideration under this Section 4.3.2 of Two Hundred Thousand Dollars ($200,000).

          4.3.3 Within sixty (60) days after the end of the Twenty-Four Month Period, Buyer shall prepare and deliver to Sellers a schedule setting forth its calculation of the SAF and IMS net revenues recognized. The Sellers shall have the right, at their expense, to have an independent certified public accountant ("CPA") selected by the Sellers and approved by Buyer, such approval not to be unreasonably withheld provided that the CPA has signed an appropriate confidentiality agreement, review Buyer's internal work papers or other back-up detail and substantiation relating to each such calculation. Buyer will make its books and records relating solely to the calculation available to such CPA during reasonable business hours. The CPA shall agree to advise the Sellers only of the accuracy or inaccuracy of the Buyer's schedule and, if not accurate, the actual amounts as computed by such CPA. Sellers shall notify Buyer of any differences regarding any such calculation within sixty (60) days following Sellers' receipt thereof. Any disagreement as to the computation shall be settled in accordance with Section 18.11 hereof. Such calculation shall be deemed final upon: (i) the expiration of the foregoing

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sixty (60) day review period if Sellers have not notified Buyer of any differences regarding the calculation, or (ii) the resolution of any differences relating thereto. Buyer shall pay the amounts described in Subsections 4.3.1, and 4.3.2 above within five (5) days after the applicable schedule becomes final.

          4.3.4 Buyer acknowledges that timely capital expenditures may be required and incurred by Buyer in order to meet the target aggregate net revenues as set forth in Subsections 4.3.1 and 4.3.2 above. The projected capital expenditures are set forth in Schedule 4.3.4.
                                      --------------

          4.3.5 If either line of business (SAF or IMS) is discontinued, or both of them are discontinued, for any reason, during the Twenty-Four Month Period, or if any material change in the form, structure, lines or delivery of services that could materially alter the opportunity to achieve the Additional Consideration occurs, or if required capital expenditures, as set forth in
Schedule 4.3.4, are not made timely in accordance with the reasonable needs of
--------------
the Business then the Additional Consideration as described in Subsections 4.3.1 and 4.3.2, above, shall be deemed earned by Sellers and Buyer shall immediately pay to Sellers such Additional Consideration in the amount of $300,000. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, if either the SAF or the IMS business incurs cumulative operating losses (as measured by net earnings before interest and taxes and reflecting a reasonable corporate overhead allocation) over any six (6) month period during the Twenty-Four Month Period or if either the SAF or the IMS business incurs a material adverse effect after the date hereof, then the Buyer shall have the right to discontinue such business or to refuse to incur the capital expenditures contemplated by Section 4.3.4 without having any obligation to pay the Additional Consideration pursuant to this Section 4.3.

     4.4  Equity Adjustment.
          -----------------

          4.4.1 Within sixty (60) days after the Closing, the Sellers and the Buyer shall jointly determine the Company's Net Equity (as defined below). In the event that the Net Equity is less than $2,800,000, Sellers shall pay to Company (or the Buyer if it so directs) the amount by which the Net Equity is less than $2,800,000. In the event that the Net Equity is greater than $2,800,000, Buyer or the Company shall pay to Sellers the amount by which the Net Equity is greater than $2,800,000, but in no event shall the Buyer or the Company be required to pay more than $500,000 to the Sellers pursuant to this
Section 4.4. Any payments due hereunder shall be made within fifteen (15) days after the Net Equity is finally determined without interest. In the event that the Sellers and the Buyer are unable to agree upon the Net Equity at Closing, such dispute shall be resolved by an unaffiliated "Big Five" accounting firm to be selected and agreed upon by the Sellers on the one hand and the Buyer on the other hand (the "Unaffiliated Accounting Firm"). The dispute over the Net Equity at Closing shall be resolved by the Unaffiliated Accounting Firm no later than ninety (90) days after the Closing. The costs, expenses and fees of the Unaffiliated Accounting Firm shall be borne equally by the Buyer on the one hand and the Sellers on the other hand. Any payments to be made hereunder shall be deemed an adjustment to the Purchase Price.

          4.4.2 For purposes of this Section 4.4, "Net Equity" shall mean the excess of the Company's total assets over the Company's total liabilities, each as determined in accordance

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with United States Generally Accepted Accounting Principles ("GAAP"),
consistently applied, without regard to any deferred tax asset or liability. For purposes of the calculation of the Net Equity, the total liabilities shall include, among other things, (i) all accrued liability for processed or unprocessed waste that is in the possession of the Company as determined by the methodology agreed to by the parties and defined on Schedule 4.4.2 (ii) all
                                                    --------------
accrued liability relating to any loss contingency, if any, on the KAPL contract.

5.   Confidentiality; Noncompetition.

     5.1. Confidentiality.  Each of the Sellers acknowledges and agrees that it
          ---------------
may possess certain data and knowledge of the Company, its business and its operations which are proprietary in nature and confidential. Each of the Sellers agrees that neither it nor any of its affiliates will, at any time hereafter, use for his or its own benefit, or reveal, divulge or make known to any other person, firm, corporation or entity, any confidential information or trade secrets regarding the Company, its business or its operations. At the Closing, Sellers shall deliver to the Company all lists of customers, books, records and all other property constituting confidential information belonging to the Company; provided, however, that the restrictions of this Section 5.1 shall not extend to any information which can be demonstrated to have been in the public domain or thereafter entered the public domain other than through disclosure by any of the Sellers or their agents or affiliates. If at any time a Seller is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas or similar legal process) to disclose any such information, the Seller (to the extent reasonably practical) shall notify Buyer immediately and shall refrain from making such disclosure so that Buyer may, at its own expense, seek an appropriate protective order and/or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, in the reasonable opinion of the relevant Seller's counsel, Sellers are compelled to disclose such information to any tribunal or any governmental agency to avoid being liable for contempt or suffering any other loss or penalty, such Seller may disclose such information to such tribunal or agency without liability hereunder; provided, however, that said Seller shall give Buyer prompt notice of such decision. Sellers shall use their best efforts to prevent their respective directors, officers, stockholders, partners, owners, employees, agents and representatives from violating the provisions of this Section 5.1. For the purposes hereof, the term "confidential information" shall include, but not be limited to, information related to the production, product specifications, intellectual property, pricing policies, bid strategies, cost structure, personnel policies, customer and marketing relationships, method or practice of soliciting business, and business and financial information of the Company.

     5.2. Non-Solicitation.  Each of the Sellers agrees that it will not, at
          ----------------
any time during the period of two (2) years following the Closing Date, solicit, employ or retain, or otherwise participate in the solicitation, employment or retention of, in any capacity, any employee or consultant (where, if such consultant were so employed or retained, Buyer or the Company would be put at a competitive disadvantage) currently employed, retained or paid by the Company and who the Buyer or the Company wishes to retain as an employee after the acquisition hereunder. Sellers shall use their best efforts to prevent their respective directors,

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officers, stockholders, partners, owners, employees, agents and representatives from violating the provisions of this Section 5.2.

     5.3  Non-Interference.  Each of the Sellers agrees that it will not, during
          ----------------
the period of three (3) years following the Closing Date, directly or indirectly, for whatever reason, whether for its own account or for the account of any other person, firm, corporation or other entity: (i) solicit, deal with or otherwise interfere with any of the Company's existing or potential contracts or relationships with any customer or prospective customer, (ii) solicit, deal with or otherwise interfere with the continuance of supplies to the Company (or the terms relating to such supplies) or the Company's existing or potential contracts or relationships with any supplier or vendor to the Company, or (iii) solicit or otherwise interfere with any existing or proposed contract between the Company and any other party whatsoever. Sellers shall use their best efforts to prevent their respective directors, officers, stockholders, partners, owners, employees, agents and representatives from violating the provisions of this Section 5.3. Notwithstanding the foregoing, the parties recognize that the Sellers and their affiliates, through other business ventures, not engaged in competition (defined in Section 5.4), engage in business dealings and ongoing business connections with suppliers, vendors, and other contracting parties serving the Company. The continuation or establishment of any such relationships are not in any way limited or precluded by this Section 5.3.

     5.4  Non-Competition.
          ---------------

          5.4.1 The following terms when used in this Section 5.4 shall have the following meanings:

          A. "Competition" means (i) the treatment and disposal of nuclear, hazardous and other wastes, and (ii) any business which is competitive with the Company's Business as it is now operated, excluding, however, any business carried on directly by or indirectly through HakeTenn, Inc., Rivergate Terminal Company, L.P., Global Material Systems, L.L.C. f\k\a Mid South Terminal Company, L.P. or by Hake Group, Inc. or any of its affiliates that are expressly set forth and described on Schedule 5.4 attached hereto, provided, however, that
                       ------------
with respect to the entities listed earlier in this sentence that the Sellers do not control, the Sellers (other than Wilson who is an officer of Global Material Systems, LLC, solely in such capacity) will use commercially reasonable efforts to encourage such entities not to engage in Competition after the Closing Date and will not actively participate in conducting Competition by such entities after the Closing Date.

          B. "Directly or Indirectly" means either for one's own account or as a partner, stockholder, director, officer, principal, agent or employee of another person or entity.

          C. "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or other entity.

          D. "Restricted Territory" means the United States, Canada and all other jurisdictions worldwide in which the Company is conducting or has conducted the Company's Business at or prior to the Closing.

          5.4.2 The Sellers shall not, for a period of three (3) years after the date hereof, Directly or Indirectly, engage in any Competition in the Restricted Territory; provided, that the Sellers may, without violating this covenant own as a passive investment not in excess of 5% of the outstanding capital stock of a corporation which engages in Competition if such capital stock or other equity is a security which is actively traded on an established national securities exchange.

          5.4.3 Each of the Sellers acknowledges and agrees that in view of the nature of the Company's Business and the business objectives of the Buyer in acquiring it, the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of Buyer and that in the event that any such territorial or time limitation is deemed to be unreasonable, then such limitations shall be automatically reduced to the maximum extent permitted by a court of competent jurisdiction and, as reduced, the territorial and/or time limitation shall be enforced.

     5.5. Specific Performance.  Sellers acknowledge that a violation of the
          --------------------
foregoing covenants of this Section 5 may cause irreparable injury to the Company and Buyer and that the Company and Buyer shall be entitled, in addition to any other rights and remedies they may have, to injunctive relief without being required to prove actual damages or post bond.

     5.6  Agreement with Hamilton.  The provisions of Section 5.4 shall not be
          -----------------------
applicable to Hamilton whose terms of employment with Buyer are set forth in an employment agreement dated the date hereof (the "Hamilton Employment Agreement") and the provisions of Sections 5.2 and 5.3 hereof shall only apply to Hamilton for the period specified in the applicable subsection of Section 5 of the Hamilton Employment Agreement.

6.   Representations and warranties of HakeTenn with respect to HPI.  HakeTenn
     --------------------------------------------------------------
represents and warrants to Buyer effective as of the date hereof and at the closing as follows:

     6.1. Organization.  HPI is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Delaware, its jurisdiction of incorporation, and has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. True and correct copies of the certificate of incorporation and bylaws of HPI, as amended to the date hereof, have been delivered to the Buyer and such documents are in full force and effect. HPI is not in violation, breach or default of any of the provisions of its Certificate of Incorporation or By-Laws.

     6.2. Capitalization. The HPI Stock comprises all of the authorized, issued
          --------------
and outstanding shares of capital stock of HPI. All of the HPI Stock has been duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights with no liability attaching to the ownership thereof. None of the HPI Stock has been issued in violation of the preemptive rights of any stockholder of HPI. The HPI Stock was issued in compliance with all applicable Federal and state securities laws and regulations. HPI has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     6.3. Options.  On the Closing Date, there are no existing agreements,
          -------
subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from HPI, at any time, or upon the happening of any stated event, any securities of HPI, whether or not presently issued or outstanding, nor are there any outstanding securities of HPI or any other entity which are convertible into or exchangeable for shares of capital stock or other securities HPI, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from HPI or any other entity any securities so convertible or exchangeable. There are no voting agreements, voting trusts, stockholders' agreements, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any capital stock of HPI.

     6.4. Title to the Shares;  Options.  HakeTenn is the lawful record holder
          -----------------------------
and the beneficial owner of the HPI Stock and has good and marketable title to the HPI Stock. HakeTenn owns the HPI Stock free and clear of any and all Liens, and there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire any of the HPI Stock from HakeTenn at any time or upon the happening of any stated event. At the Closing Date, there shall be no agreements, instruments, understandings, orders or decrees that would restrict the transfer by HakeTenn of the HPI Stock pursuant to this Agreement.

     6.5. Subsidiaries and Affiliates.  HPI does not own, directly or
          ---------------------------
indirectly, any capital stock of any corporation or any ownership interest in any limited liability company, general or limited partnership or any other entity or any joint venture interest in any entity other than its ownership of the Company.

     6.6  Other Representations and Warranties.  The representations and
          ------------------------------------
warranties set forth in Section 9 below relating to the Company, other than Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.10 and 9.11, are true and correct with respect to HPI, solely as they relate to HPI, as if all references to the Company therein were changed to HPI. Any exceptions to such representations and warranties, solely as they relate to HPI, are disclosed on Schedule 6.6 hereto.
                                                           ------------

     6.7  HPI's Names, Business and Location of HPI Assets.  HPI has conducted
          ------------------------------------------------
business under the name "Hake Partners, Inc." and no other names. HPI has not engaged in and does not currently engage in any other business other than holding securities or equity interests in the Company, Rivergate Terminal Company, L.P. and Global Material Services, L.L.C. HPI's chief executive office and principal place of business is located at 1790 Dock Street, Memphis, Tennessee 38113. Substantially all of HPI's assets are located at the same address as its chief executive office and HPI does not currently have any places of business other than at such address. Set forth on Schedule 6.6 hereto is a complete and accurate listing of all locations at which HPI has conducted business as owner, operator, lessor or otherwise over the last ten (10) years.

7. Representations and Warranties of HakeTenn with Respect to HakeTenn. HakeTenn represents and warrants to Buyer, effective as of the date hereof and at the Closing as follows:

     7.1.  Organization.  HakeTenn is a corporation duly organized, validly
           ------------
existing and in good standing under the laws of the State of Delaware, its jurisdiction of incorporation, and has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. HakeTenn is not in violation, breach or default of any of the provisions of its Certificate of Incorporation or By-Laws.

     7.2.  Power and Capacity.  HakeTenn has all requisite corporate right,
           ------------------
power and authority to (i) execute, deliver and perform this Agreement and each of the instruments, documents and agreements contemplated herein to be executed and delivered by HakeTenn pursuant to this Agreement, (ii) sell, transfer and deliver the HPI Stock owned by it to Buyer hereunder and (iii) perform all other transactions contemplated to be performed by it hereby. HakeTenn, a corporation, has duly authorized the execution, delivery and performance of this Agreement by all necessary corporate actions and the Person signing this Agreement on behalf of HakeTenn has been duly authorized to do so. This Agreement constitutes a valid and legally binding obligation of HakeTenn, enforceable against HakeTenn in accordance with its terms.

     7.3.  Freedom to Contract; No Consents Required.  The execution and
           -----------------------------------------
delivery of this Agreement by HakeTenn does not, and the performance by it of its obligations hereunder will not, (a) violate or conflict with any provision of its Certificates of Incorporation or By-laws or any amendments thereto or restatements thereof, (b) violate any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument or obligation, oral or written, to which HakeTenn is a party (whether as an original party or as an assignee or successor) or by which HakeTenn or any of its respective properties is bound or
(d) result in the creation of any Lien upon any of the properties of HakeTenn. No governmental authorization, approval, order, license, permit, franchise or consent, and no registration, declaration or filing with any court, governmental department, commission, authority, board, bureau, agency or other instrumentality, is required in connection with the execution, delivery and performance of this Agreement by HakeTenn and the consummation of the transactions contemplated hereby. No other third party authorization, approval, license, permit, franchise or consent is required in connection with the execution, delivery and performance of this Agreement by HakeTenn and the consummation of the transactions contemplated hereby.

     7.4  Litigation.  There is no litigation, arbitration, mediation, or other
          ----------
investigation or proceeding pending nor, to the best of HakeTenn's knowledge, threatened against HakeTenn relating to the transactions contemplated by this Agreement or which seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement and there is no judgment, decree, injunction, ruling or order of any court, governmental authority or arbitrator outstanding against HakeTenn having any such effect.

8. Representations and Warranties of Hamilton and Wilson. Each of Hamilton and Wilson severally, in accordance with their respective Percentage Interests, represent and warrant to Buyer effective as of the date hereof and at the Closing that:

     8.1. Competency.  Each is legally competent.
          ----------

     8.2. Title to LLC Interests.  Each owns his respective LLC Interests free
          ----------------------
and clear of any and all Liens or limitations on the voting or transfer rights thereof, except as set forth in the LLC Operating Agreement, and there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire any of his respective LLC Interests at any time or upon the happening of any stated event. At the Closing Date, there will be no agreements, instruments, understandings, orders or decrees that would restrict the transfer by either of the LLC Interests owned by him pursuant to this Agreement.

     8.3. Power and Capacity.  Each has full right, power and capacity to: (i)
          ------------------
execute, deliver and perform his respective obligations under this Agreement,
(ii) sell, transfer and deliver his respective LLC Interests to Buyer hereunder and (iii) to perform all other transactions contemplated to be performed by him hereunder.

     8.4. Binding Obligation.  This Agreement and the other instruments,
          ------------------
documents or agreements executed by him pursuant to this Agreement constitute valid, binding and enforceable obligations against him in accordance with their terms.

     8.5  Freedom to Contract; No Consents Required. The execution, delivery
          -----------------------------------------
and performance of this Agreement and the other instruments, documents and agreements executed by him pursuant to this Agreement will not (i) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to him or by which any of his properties or assets are bound or (ii) conflict with, or result in any breach of or constitute a violation or default of (with or without notice or lapse of time or both) any note, bond, indenture, mortgage, agreement, contract or other instrument to which he is a party or by which he or any of his properties or assets are bound.

     8.6  No Waivers.  No waiver, approval, authorization, order, license,
          ----------
permit, franchise or consent of or registration, declaration, qualification or filing with any governmental authority or any other person or entity is required to be obtained or made by him in connection with the execution, delivery and performance by him of this Agreement and the other instruments, documents and agreements executed by him pursuant to this Agreement.

     8.7  Litigation.  There is no claim, action, suit or proceeding pending or,
          ----------
to his knowledge, threatened against him or any of his properties relating to the transactions contemplated by this Agreement or which seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement and there is no judgment, decree, injunction, ruling or order of any court, governmental authority or arbitrator outstanding against him having any such effect.

     8.8. Interim Transfer Restrictions. None of his respective LLC Interests
          -----------------------------
shall be offered, sold, assigned, pledged, hypothecated, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the this Agreement.

9. Representations and Warranties of Sellers. Sellers hereby represent and warrant to the Buyer effective as of the date hereof and at the Closing as follows:

     9.1. Organization; Foreign Qualification. The Company is a limited
          -----------------------------------
liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, its jurisdiction of organization, and has all requisite power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith. True and correct copies of the organizational documents of the Company, as amended to the date hereof, including, without limitation, the Company's operating agreement, have been delivered to the Buyer and such documents are in full force and effect. The Company is not in violation, breach or default of any of the provisions of its organizational documents. The Company is duly qualified to do business in the jurisdictions set forth in Schedule 9.1 hereto, which jurisdictions represent
                           ------------
all of the jurisdictions where the Company is required to be qualified as the result of the location of its assets or the conduct of its business, other than where the failure to qualify would not have a material and adverse effect on the Company's assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects (a "Material Adverse Effect").

     9.2. Capitalization.  The LLC Interests comprise all of the authorized,
          --------------
issued and outstanding equity interests of the Company. All of the LLC Interests have been duly authorized and are validly issued and are fully paid, nonassessable and free of preemptive rights with no liability attaching to the ownership thereof. None of the LLC Interests have been issued in violation of the preemptive rights of any holder of equity interests of the Company. The LLC Interests were issued in compliance with all applicable Federal and state securities laws and regulations. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the interests of the Company are as set forth in the organizational documents of the Company, copies of which have been furnished to the Buyer.

     9.3. Options.  On the Closing Date, there are no existing agreements,
          -------
subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from the Company, at any time, or upon the happening of any stated event, any interests of the Company, whether or not presently issued or outstanding, nor are there any outstanding interests of the Company or any other entity which are convertible into or exchangeable for interests of the Company, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from the Company or any other entity any interests so convertible or exchangeable. Upon the Closing, there are no voting agreements, voting trusts, stockholders' agreements, proxies or other agreements or understandings that are currently in effect or that are currently contemplated with respect to the voting of any interests of the Company.

     9.4. Title to the Interest and the Options.  Sellers are  the lawful record
          -------------------------------------
holders and the beneficial owners of the LLC Interests and Sellers have good and marketable title to the LLC Interests. Sellers own the LLC Interests free and clear of any and all Liens, and there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire any of the LLC Interests from the Sellers at any time or upon the happening of any stated event. At the Closing, there shall be no agreements, instruments, understandings, orders or decrees that would restrict the transfer by Sellers of the LLC Interests pursuant to this Agreement.

     9.5. Subsidiaries and Affiliates.  The Company does not own, directly or
          ---------------------------
indirectly, any capital stock of any corporation or any ownership interest in any limited liability company, general or limited partnership or any other entity or any joint venture interest in any entity.

     9.6. Company's Names, Business and Location of Company Assets.  The Company
          --------------------------------------------------------
has conducted business under the name "Frank W. Hake Associates LLC" and previously "Frank W. Hake Associates", (a General Partnership) and no other names. The Company has not engaged in and does not currently engage in any other business other than the Business. The Company's chief executive office and principal place of business is located at 1790 Dock Street, Memphis, Tennessee 38113. Substantially all of the Company's assets are located at the same address as its chief executive office and the Company does not currently have any places of business other than at such address. Set forth on Schedule
                                                                      --------
9.6 hereto is a complete and accurate listing of all locations at which the
---
Company has conducted business as owner, operator, lessor or otherwise over the last ten (10) years.

     9.7. Financial Statements.  Sellers have previously furnished to Buyer
          --------------------
true and complete copies of the Company's financial statements listed on
Schedule 9.7 hereto (the "Company Financial Statements"), which: (a) were
------------
prepared in accordance with GAAP applied on a basis consistent with that of preceding accounting periods (except as may be indicated therein or in the notes thereto); (b) are correct and complete in all material respects and are in accordance with the books and records of the Company; and (c) fairly present the financial position of the Company as of the dates thereof and, if presented therein, the results of operations, cash flows and changes in financial position of the Company for each of the periods presented therein.

     9.8.  Books and Records.  As of the date hereof, to the best of Sellers'
           -----------------
knowledge, all accounts, books, ledgers, minute books and financial and other records of whatever kind of the Company have been properly and accurately kept in accordance with consistently applied business practices and are correct and complete in all material respects and there are no inaccuracies or discrepancies contained or reflected therein. At the Closing, all of such books and records will be in the possession of the Company.

     9.9.  Absence of Undisclosed Liabilities.  The Company has no liabilities
           ----------------------------------
or obligations (whether absolute, accrued, contingent or otherwise), except: (a) normally recurring liabilities, obligations and contingencies incurred after the date of the Company's audited balance sheet as of December 31, 1998 (the "Company Balance Sheet") in the ordinary course of business consistent with past practice, and also except as to advances or loans to the Company from members and affiliates (listed on the financial statements as "Member Loans"), (b) liabilities, obligations and contingencies properly accrued or reserved against in the Company Balance Sheet and (c) any future contingent liabilities that might be related to the decommissioning of the facilities operated by Company pursuant to the laws of the State of Tennessee or federal law.

     9.10. Accounts Receivable.  The accounts and other receivables set forth
           -------------------
on the Company Balance Sheet, or arising since the date thereof, have or shall have arisen in the ordinary course of the business of the Company for goods sold and invoiced or services performed. To the best of Sellers' knowledge, except as otherwise reflected on the Company Balance Sheet, all said receivables are collectible in amounts aggregating not less than the full recorded amounts thereof (less allowance for doubtful accounts set forth in the Company Balance Sheet or accrued after the date thereof in the ordinary course of business consistent with past practice) and are subject to no offsets, except for normal trade discounts.

     9.11. Prepaids.  The prepaid insurance, expenses and taxes as set forth on
           --------
the Company Balance Sheet, or accrued after the date thereof in the ordinary course of business consistent with past practice, represent amounts attributable to future periods.

     9.12. Title to Properties.  The Company has good and marketable title to
           -------------------
all properties and assets reflected on the Company Balance Sheet or acquired after the date thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet and leasehold interests), and, in the case of any real property, in fee simple absolute title, subject only to (a) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent and that are reflected on the Company Balance Sheet, (b) with respect to personal property, the rights of customers of the Company with respect to inventory or work in progress under orders or contracts entered into by the Company in the ordinary course of business, (c) Liens reflected on the Company Balance Sheet or notes thereof, (d) Liens for taxes not yet delinquent and governmental charges or claims not yet imposed, (e) Liens set forth on Schedule 9.12 hereto, and (f) Liens and defects in title that are
         -------------
immaterial and are not, individually or in the aggregate, result in a Material Adverse Effect for the Company. The encumbrances that exist on the Company's properties and assets pursuant to (a) through (f) of the previous sentence will not in any material way adversely affect the Company's use or enjoyment of its properties or assets and will not in any material way adversely affect the Company's operations. None of the properties owned by the Company is subject to any Liens which could reasonably be expected to have a Material Adverse Effect on the Company.
Schedule 9.12 hereto sets forth an accurate and complete list of all real
-------------
properties owned by the Company.  Except as described on Schedule 9.12, the
                                                         -------------
Company does not lease any real property. There are no defaults existing under any of the leases pursuant to which the Company is leasing real property. Existing public utility services (including, without limitation, all applicable electric lines, sewer and water lines, gas and telephone lines) are available to service each real property owned by the Company at the property line without the need for easements over the land of others.

     9.13. Contracts.  Listed on Schedule 9.13 is a listing of all Material
           ---------             -------------
Contracts of the Company (as defined below). The Company has provided copies or has made available to Buyer all of its Material Contracts, as defined below.
For purposes hereof, a "Material Contract" is one that falls into one or more of the following categories:

           9.13.1. Each executory contract to which the Company is a party not made in the ordinary course of business and each other contract which as of the date hereof has an current executory value of stated consideration exceeding One Hundred Thousand Dollars (USD $100,000);

           9.13.2. Each contract with or commitment to employees, advisors, and consultants who are not employees of the Company which as of the date hereof has an executory value exceeding Ten Thousand Dollars (USD $10,000);

           9.13.3. Each debt instrument, including, without limitation, any loan agreements, promissory notes, security agreements or other evidences of indebtedness, where the Company, is a lender or borrower, in a principal amount exceeding Ten Thousand Dollars (USD $10,000);

           9.13.4. Each contract, commitment or arrangement restricting the Company or any of its employees from engaging in business or from competing in any line of business with any other parties;

           9.13.5. Each contract, agreement or arrangement to which the Company is a party (whether as an original party or an assignee or successor) for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person or entity;

           9.13.6. Each outstanding performance bonds which have been delivered to any person in connection with the business and operations of the Company;

           9.13.7. Each loan agreement, security agreement, note, debenture, or other contract or commitment (except for this Agreement) limiting or restraining the Company from declaring, setting aside, authorizing or making payment of any dividend or any distribution, whether in cash or property or from repurchasing or redeeming the Company's outstanding ownership interests;

           9.13.8. Each contract or commitment to which the Company is a party (whether as an original party or an assignee or successor) for any charitable or political contribution;

           9.13.9. Each existing agreement, option, commitment or right with, to or in any third party to acquire any assets or properties, real, personal or mixed, or any interest therein, of the Company except for those contracts for the sale of inventory entered into in the ordinary course of business;

           9.13.10 Each contract creating a Lien (other than the Liens permitted by (a) through (f) of section 9.12.

           9.13.11 Each contract relating to capital expenditures in excess of Fifty Thousand Dollars ($50,000);

           9.13.12 Each lease, license or other agreement granting to the Company possessory rights in real property not owned by the Company;

           9.13.13 Each executory contract for the purchase or sale of real property or any business or line of business or for any merger or consolidation;

           9.13.14 Each lease of personal property involving annual rental obligations exceeding Ten Thousand Dollars ($10,000);

           9.13.15  Each joint venture or partnership agreement;

           9.13.16  Each contract with any governmental authority; and

           9.13.17 Each contract involving the settlement of any litigation or litigation threatened, either in writing or orally to any officer of the Company, involving in excess of Ten Thousand Dollars ($10,000).

     9.14. Absence of Default. The Company has complied with and performed all
           ------------------
of its obligations required to be performed under all Material Contracts to which it is a party (whether as an original party or as an assignee or successor) as of the date hereof, and is not in default in any material respect under any Material Contract; and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder in any material respect. Sellers have no knowledge that any party has failed to comply with or perform all of its obligations required to be performed under any Material Contract to which the Company is a party (whether as an original party or as an assignee or successor) as of the date hereof, that any event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default by such party thereunder. Except as noted on Schedule 9.14, the Company is not a party to or bound by any Material
         -------------
Contract which the Company expects in the future to have a Material Adverse Effect. Except as noted on Schedule 9.14, the Company is not a party to any
                            -------------
contract or agreement with any director, officer, owner or affiliate of the Company.

     9.15.  Insurance.  The Company maintains and has maintained all such
            ---------
insurance for its structures, facilities, fixtures, machinery, equipment, motor vehicles, inventory and other properties and assets and with respect to its employees and operations as are set forth on Schedule 9.15. All such insurance
                                             -------------
policies continue to be in full force and effect and will remain in force and effect up to and including the Closing Date, and the Company is in compliance with all requirements and provisions thereof. True and correct copies of all insurance policies relating to such coverage have been provided by the Company to the Buyer. Except as stated on Schedule 9.15, the Company has received no
                                   -------------
notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such insurance policies and no such policies are subject to any retroactive rate or audit adjustments or coinsurance arrangements. Sellers have no knowledge of any state of facts or the occurrence of any event which reasonably might form the basis of any insurance claim against or relating to the Company's business or operations or any of its assets or properties which are covered by any such insurance. The Sellers have received no notices that any of the Company's insurance policies will not be renewed upon expiration thereof at premiums substantially equivalent to those currently being paid by the Company. Set forth on Schedule 9.15 hereto is a list of all property
                           -------------
damage, personal injury claims and workers' compensation claims asserted against the Company during the past five (5) years involving any claim in excess of $10,000. Except as listed in Schedule 9.15, the Company has not received any
                             -------------
notice from any insurance company or insurance board of underwriters of the existence of any default or unsafe condition with respect to the Company's properties or the Business that remains unsatisfied or uncured or that will remain unsatisfied or uncured as of the Closing Date. With respect to the Company's insurance policies identified on Schedule 9.15 hereto, (i) all
                                           -------------
premiums required to be paid with respect thereto covering all periods up to and including the Closing Date have been paid, (ii) there has been no lapse in coverage under such policies during the last [two] years for which the Company conducted its operations and (iii) all such insurance policies will continue to be in effect, unless replaced, immediately after the Closing, without limit as to time, for occurrences prior to the Closing. Following the Closing, the Company shall have the right to timely tender claims under all of its applicable insurance policies resulting from events or occurrences arising prior to the Closing and the Sellers warrant that they will utilize reasonable commercial efforts to pursue such claims. None of the insurance policies applicable to the Company contain change-of-control provisions that would impact the insurance policies or the coverage following the transactions contemplated hereby.

     9.16.  Third-Party Options; No Other Pending Transactions.  There are no
            --------------------------------------------------
existing agreements, options, commitments or rights with, to or in any third party to acquire or lease any assets or properties, real, personal or mixed, or any interest therein, of the Company except for those contracts entered into by any of them in the ordinary course of business. Except for the transactions contemplated by this Agreement: (i) none of the Sellers is a party to or bound by or the subject of any agreement, commitment or undertaking with respect to the sale of LLC Interests or the HPI Stock, as applicable, and (ii) the Company is not a party to or bound by or the subject of any agreement, undertaking or commitment to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other person, corporation or entity.

     9.17.  Distributions, Satisfactions, Obligations.  Since December 31, 1998,
            -----------------------------------------
the Company has not issued any additional LLC Interests other than that as set forth on Exhibit B, attached hereto or purchased or redeemed LLC Interests of
         ---------
the Company;

     9.18.  Capital Expenditures.  Except as set forth in Schedule 9.18 hereto,
            --------------------                          -------------
the Company has not made any capital expenditures or commitments since December 31, 1998, whether or not contracted for, in an aggregate amount exceeding Fifty Thousand Dollars (USD $50,000).

     9.19.  Litigation.  Except as set forth in Schedule 9.19 hereto, as of the
            ----------                          -------------
date hereof, there are no actions, suits, labor disputes or arbitrations, legal or administrative proceedings or investigations pending against the Company and, to the best knowledge of Sellers, after due inquiry of the Company, no actions, suits, labor disputes or arbitrations, legal or administrative proceedings or investigations are contemplated or threatened against the Company or any of their respective assets, properties or businesses, nor is any basis known by Sellers, after due inquiry of the Company to exist for any such action or for any governmental investigation relating to the Company or its properties or business. Neither the Company, nor its assets, properties or business, is subject to any judgment, order, writ, injunction or decree of any court,
governmental agency or arbitration tribunal.   There are no actions, suits,
arbitrations, legal or administrative proceedings or investigations pending against or relating to the Company, the Sellers or HPI which seeks to prohibit, restrict or delay consummation of the transactions contemplated under this Agreement and there is no judgment, decree, injunction, ruling or order of any court, applicable governmental authority or arbitrator outstanding against the Company, the Sellers or HPI having any such effect.

     9.20.  Compliance with Law.  The Company has complied with each, and is not
            -------------------
in violation of any, law, ordinance, order, decree, rule or regulation to which it or its business is subject and has not failed to obtain any license, permit, certificate or other governmental authorization or inspection necessary to the ownership or use of its assets and properties or to the conduct of its business, which, in the event of any noncompliance, violation or failure to obtain, would have a Material Adverse Effect on the Company. Except as set forth in Schedule
                                                                      --------
9.20 hereto, the Company has not received any claim or notice of any violation,
----
within the past three (3) years, of any laws, ordinance, order, decree, rule or regulation relating to the properties, premises, business, operations or employees of the Company, which in the event of any noncompliance or violation would have a Material Adverse Effect on the Company.

     9.21.  Transactions with Affiliates.  Except as set forth in Schedule 9.21
            ----------------------------                          -------------
or in the Company Financial Statements, none of the Sellers nor any current shareholder, owner, director, officer or affiliate of the Company or HPI, during the last three (3) years has controlled, directly or indirectly, any entity which is or was a party to any agreement, business arrangement or course of dealing with the Company or any property or asset which was the subject of any agreement, business arrangement or course of dealing with the Company.

     9.22.  Prohibited Payments.  To Sellers' knowledge, neither the Company,
            -------------------
the Sellers, any of their directors, officers, stockholders, owners or affiliates nor anyone acting on their behalf has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) established or maintained any unlawful or secret fund of corporate monies or other assets of the Company, (iv) made any false or fictitious entry on the books or records of the Company, (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, (vi) given any favor or gift which is not deductible for federal income tax purposes or (vii) made any bribe, kickback or other payment of a similar or comparable nature, whether unlawful or not, to any person, entity or governmental authority, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     9.23.  Tax Matters.
            -----------

            9.23.1 Except as set forth in the Balance Sheet of the Company or HPI as of the Closing Date, neither the Company nor HPI has any liability for any Taxes (hereinafter defined) imposed by law in respect of any taxable period ending on or before the Closing Date, or any Taxes imposed by law in respect of the portion of any Straddle Period (as hereinafter defined) which ends on the Closing Date. As used in this Agreement, the term "Straddle Period" means any taxable period beginning before and ending after the Closing Date. In the case of any Straddle Period, the Taxes of the Company and HPI shall be computed as if the actual taxable period ended on and included the Closing Date, except that any election under Section 338 of the Internal Revenue Code shall be ignored, in the case of ad valorem real or personal property Taxes, if any, of the Company
            -- -------
or HPI, which shall be allocated to the portion of the Straddle Period ending on the Closing Date in accordance with the ratio of the number of days in such portion to the total number of days in the Straddle Period. As used in this Agreement, the term "Pre-Closing Tax Period" shall mean (i) any taxable period ending on or before the Closing Date or (ii) the portion of any Straddle Period which ends or is deemed to end hereunder on the Closing Date.

            9.23.2 The Company and HPI have each filed or will timely file all Tax Returns required to have been filed prior to the Closing Date (subject to any timely extensions permitted by law) by it with the appropriate taxing authority with respect to Taxes for any period ending or deemed to end hereunder on or before the Closing Date, and all Taxes shown to be payable on such Tax Returns have been paid or will be paid prior to the Closing Date except as to Taxes reserved on the Balance Sheet, payable as a result of an event or election made after the Closing Date, or set forth on Schedule 9.23. The Company and HPI
                                             -------------
will each deliver to the Buyer a draft copy of the Company's and HPI's Tax Return for the years ended December 31, 1998 and January 31, 1999, respectively, at least ten (10) business days prior to the filing of such returns (without substantial revision) with the IRS, which returns shall be filed on a timely basis.. No amendment, modification or change in any HPI tax return previously filed or its 1998 Tax Return may be made without the consent of both Buyer and Seller.

            9.23.3  Except as set forth in Schedule 9.23, (i) no deficiency for
                                           -------------
any amount of Tax has been asserted or assessed by a taxing authority against the Company or HPI, which is still pending, and (ii) neither the Company nor HPI has filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax imposed in respect of a Pre-Closing Tax Period.

          9.23.4 The Company and HPI have each withheld or otherwise collected all Taxes or amounts they were required to withhold or collect under any applicable federal, state or local law, including, without limitation, any amounts required to be withheld or collected with respect to employee, state and federal income tax withholding, social security, unemployment compensation, sales or use taxes or workmen's compensation, and all such amounts have been timely remitted to the proper authorities.

          9.23.5 No consent under Section 341(f) of the Internal Revenue Code of 1986 (the "Code") has been filed with respect to the Company or HPI.

          9.23.6 Except as to its prior period of consolidation with Hake Group, Inc., and affiliates, as listed in Schedule 9.23, neither the Company nor
                                          -------------
HPI has any liability for the Taxes of any Person other than the Company under Sections 1.1502-6 or 1.1502-78 of Title 26 of the Code of Federal Regulations (or any similar provisions of state, local or foreign income tax law).

          9.23.7   Except as set forth in Schedule 9.23, neither the Company nor
                                          -------------
HPI is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or a subsidiary could become liable to another person or entity as a result of the imposition of a Tax upon such person or entity, or the assessment or collection of such a Tax.

          9.23.8   Except as set forth in Schedule 9.23, neither the Company nor
                                          -------------
any of its subsidiaries has agreed to make, or is required to make, any adjustment under Section 481 of the Code (or any similar provision of state, local or foreign income tax law) by reason of a voluntary change in accounting methods or otherwise, arising through the Closing Date.

          9.23.9 HPI has not been a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which is Hake Group, Inc. or Hake Tenn, Inc.

          9.23.10 Hake Group, Inc. and its subsidiaries have filed all income Tax Returns that it was required to file for each taxable period during which HPI was a member of the group. All such Tax Returns were correct and complete in all material respects.

          9.23.11 HPI has filed a tax return for the tax year ending January 31, 1998.

          9.23.12 The Company is classified as a partnership for federal income tax purposes.

          9.23.13 Each of the Sellers is a United States person within the meaning of Section 7701(a)(30) of the Code.

           9.23.14 The gross revenues of Hake Group Inc. and its consolidated entities (hereinafter referred to as "HGI") as reported on its consolidated federal income tax return for its taxable year that ended January 31, 1998 was in excess of $62,000,000.

           9.23.15  For purposes of this Agreement,

             (a) "Tax" or "Taxes" means all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value
                                                         -- -------
added, transfer, transfer gains, inventory, intangibles, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, water, rent and sewer service charges, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes; and

             (b) "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     9.24. ERISA.
           -----

           9.24.1.  Schedule  9.24.1 annexed hereto lists all employee benefit
                    ----------------
(including multiemployer) plans, funds, arrangements, practices or programs (including, but not limited to, employee benefit plans within the meaning of the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not they are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company, which were or are established or maintained by the Company, or to which the Company has contributed or is or was obligated to make payments, in each case with respect to any current or former employee of the Company("Plan"). For purposes of this Section 9.24.1, the term "Company" shall include the Company and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code.

           9.24.2. The Company has delivered to Buyer (i) true and complete copies of all Plan documents and other instruments and documents (including, but not limited to, summary plan descriptions and trust agreements) relating thereto, (ii) accurate and complete detailed summaries of any oral Plans and all material non-written agreements relating to benefits under the Plans, (iii) true and complete copies of the most recent financial statements with respect to the Plans, (iv) true and complete copies of all annual reports prepared within the past five (5) years, and (v) all filings submitted to and any correspondence received from any government agency with respect to the Plans within the past three (3) years (including, but not limited to,

Forms 5500, the schedules attached thereto, the most recently issued Internal Revenue Service ("IRS") determination letter for each Plan that is or is intended to qualify under section 401(a) of the Code, and the application submitted to the IRS to request that determination letter).

          9.24.3 Each Plan which is intended to be qualified under section 401(a) and the trust thereunder that is intended to be exempt from tax under section 501(a) of the Code has been determined by the IRS to be so qualified and exempt. Such determination letter, together with earlier determination letters (if any), may be relied on through the date of the applications to which they relate with respect to all tax-qualification requirements required under the Code to be stated in the Plan as of the Closing Date. Such determination letter remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code. No Plan is funded, through a trust is or is intended to be exempt from tax under section 501(c) of the Code.

          9.24.4. No reportable event (as defined in section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under section 4062 of ERISA, nor any prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code), has occurred or exists with respect to any Plan. The Plans and provisions thereof, the trusts created thereby, and the operation of the Plans are in compliance with and conform to applicable provisions of the Code (including but not limited to section 412), ERISA, other statutes, and governmental rules and regulations.

          9.24.5. There is no matter, action, audit, suit or claim pending before any court, tribunal or government agency or, to the best knowledge of Sellers, after due inquiry of the Company, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan. To the best knowledge of Sellers, no fact exists which could form the basis for any such action, audit, suit or claim.

          9.24.6 Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as of the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no material adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

          9.24.7 Except for any indirect payments previously made through Frank W. Hake, Inc., as employer, or as otherwise described in Schedule 9.24.7,
                                                               ---------------
the Company currently has no, and has never had any, obligation to contribute to any multiemployer plan as defined in section 3(37) of ERISA. The Company has not, with respect to any multiemployer plan, suffered or caused a complete withdrawal or partial withdrawal (as such terms are respectively defined in sections 4203 and 4205 of ERISA), and shall not become liable therefor as a result of the transactions contemplated by this Agreement.

            9.24.8. With respect to any Plan that is an employee welfare benefit plan within the meaning of section 3(1) of ERISA (a "Welfare Plan"), (i) each such Welfare Plan the contributions to which are claimed as a deduction under any provision of the Code is in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund within the meaning of section 419 of the Code that comprises part of a Welfare Plan, there is no disqualified benefit within the meaning of section 4976(b) of the Code that would subject the Company to a tax under section 4976(a) of the Code, and (iii) each Welfare Plan that is a group health plan as defined in section 5000(b)(1) of the Code has been operated in compliance with the group health plan continuation coverage requirements of section 4980B of the Code and sections 601 through 608 of ERISA, Title XXII of the Public Health Service Act, the provisions of the Social Security Act, and the health insurance portability and accountability requirements of sections 9801 through 9806 of the Code and sections 731 through 734 of ERISA.

            9.24.9 To the best of the knowledge of Sellers, after due inquiry of the Company, the consummation of the transaction contemplated herein shall not give rise to or accelerate any liability under the Plans except previously unvested rights of participants in their account under any employee retirement or pension plan including, but not limited to, an acceleration of any other rights or benefits to which any employee may be entitled thereunder.

            9.24.10 Each Plan (including, without limitation, a Plan covering retirees of the Company) may be terminated or amended by the plan sponsor, in any manner and at any time, consistent with the Plan Documents and ERISA without the consent of any person covered thereunder and may be terminated without any further liability for benefits that may be accrued or expenses that may be incurred after the date of such termination. To the best knowledge of Sellers, after due inquiry of the Company, no oral or written statement has been made by the Company or any officer, employee or agent thereof, regarding a Plan that was not in accordance with the Plan and that could have a Material Adverse Effect on the Company.

     9.25.  Executive Employees  Schedule 9.25 annexed hereto is a correct and
            -------------------  -------------
complete list of the names and titles of all present officers and salaried employees of the Company whose 1998 annual salary (including bonuses paid in or payable for 1998) exceeded Fifty Thousand Dollars (USD $50,000) ("Executive Employees").

     9.26.  Employees.  Schedule 9.26 annexed hereto is a correct and complete
            ---------   -------------
list of all labor and collective bargaining agreements (whether written or oral) to which the Company, is bound and all employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consultant, retirement, severance, welfare or incentive agreements, plans or contracts to which the Company is a party or by which it is bound. Sellers have delivered copies of all such agreements, contracts and plans to Buyer. The Company is not in default with regard to any of such agreements, plans or contracts. The Company is in compliance in all material respects with all applicable laws relating to the employment of labor including, without limitation, the provisions thereof relating to wages, hours, collective bargaining and the payment of social security and taxes and is not liable for any arrears of wages or any tax or any penalty for failure to comply with any of the foregoing. There are no claims, cases, charges of discrimination or controversies (other than routine union grievances) pending or, to the best knowledge of Sellers, threatened, between the Company, and any of its employees or labor unions or other collective bargaining units representing any of their employees. No unfair labor practice complaints have been filed against the Company with the National Labor Relations Board nor has the Company received any notice or communication reflecting an intention or a threat to file any such complaint. Since December 31, 1998, there has not been any payment or increase by the Company of any bonuses, salaries, or other compensation to any director, officer, owner or employee except in the ordinary course of business consistent with past practice.

     9.27  Environmental Laws.
           ------------------

           9.27.1 As used in this Environmental Laws Section, the following terms shall have the definitions indicated:

               (i) "Company's Properties" means any real property or facility currently owned, leased or operated by the Company or previously owned, leased or operated by the Company.

               (ii) "Environmental Law" means any statute, regulation, rule, code, relating to pollution, hazardous or radioactive substances, hazardous or radioactive wastes, petroleum or otherwise relating to protection of the environment, natural resources or human health, including, by way of example and not by way of limitation, the Clean Air Act ("CAA"); Clean Water Act ("CWA"); Resource Conservation and Recovery Act ("RCRA"); Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"); Emergency Planning and Community Right-to-Know Act ("EPCRA"); Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"); Safe Drinking Water Act ("SDWA"); Toxic Substances Control Act ("TSCA"); Hazardous Materials Transportation Act ("HMTA"); Occupational Safety and Health Act ("OSHA"); Endangered Species Act of 1973; the Atomic Energy Act ("AEA"); each as currently amended;

               (iii) "Regulated Substances" means any substance regulated under Environmental Laws, including but not limited to: asbestos and asbestos-containing materials ("ACMs"), polychlorinated biphenyls ("PCBs"); lead-based paint debris; urea-formaldehyde in any of its forms; petroleum and its fractions; and any substances defined as "hazardous waste", "hazardous substances", "pollutants or contaminants", "toxic substances", "hazardous chemicals", "hazardous air pollutants", "toxic chemicals" or "hazardous materials", "radioactive waste", "radioactive materials" or "radioactive substances" under the CAA, CWA, RCRA, CERCLA, EPCRA, SDWA, TSCA, HMTA, OSHA or the AEA.

               (iv)   "Environmental Condition" means

                      (a) the Release or threatened Release of any Regulated Substances into the environment in an amount and under circumstances that would require notice, removal or remediation, or constitute a basis for a claim or cause of action;

                    (b) the environmental, health or safety aspects of the transportation, storage, processing, treatment, handling, use or disposal of Regulated Substances in connection with the operations or past operations of the Company's business; or

                    (c) the violation or alleged violation of any Environmental Law, order, permit or license of or from any governmental authority, agency or court relating to environmental, health or safety matters;

               (v) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Regulated Substance.

          9.27.2    Except as set forth in Schedule 9.27, there has been no
                                           -------------
Release at, on, under or from any of the Company's Properties.

          9.27.3    Except as set forth in Schedule 9.27,  to Seller's knowledge
                                           -------------
there has been no Release within the meaning of Paragraph 9.27.1(iv)(a) at, on, under or from any nearby properties that has migrated or threatened to migrate onto or under the Company's Properties or that would or could otherwise affect the Company's Properties, and, there is currently no threat of such Release at, on, under or from any nearby properties that would or could migrate onto or under the Company's Properties or that would or could otherwise affect the Company's Properties.

          9.27.4    Except as set forth in Schedule 9.27, to Seller's knowledge
                                           -------------
no PCBs, asbestos or ACMs, or urea-formaldehyde are located on the Company's Properties.

          9.27.5 No storage tanks, underground or otherwise, were located on any of the Company's Properties prior to the period of occupancy by Seller. Except as set forth on Schedule 9.27, no storage tanks, underground or otherwise
                       -------------
were located on any of the Company's Properties during occupancy by Seller.
None of the storage tanks set forth in Schedule 9.27 is leaking or has ever
                                       -------------
leaked. For the purpose of this section "Tank" means any container of 55-gallon drum size or larger, holding liquids other than water.

          9.27.6    Except as set forth in Schedule 9.27, the Company has
                                           -------------
complied with all Environmental Laws in all material respects with respect to any operations now or previously conducted by the Company. Except as set forth in Schedule 9.27, the Company has no existing or potential liability under any
   -------------
Environmental Laws.  Except as set forth in Schedule 9.27, Seller has no
                                            -------------
knowledge of claims or other alleged failure of the Company or its intended use of Company's Property to comply with all applicable Environmental Laws, administrative and judicial orders and rulings relating to recycling, use, reuse, sale, storage, handling, transport, treatment and disposal of Regulated Substances or the alleged effects such activities.

          9.27.7    Except as set forth in Schedule 9.27, the Company has not
                                           -------------
received any written notification initiated by a governmental authority or private party that: (i) it has violated or is in violation of any Environmental Law; (ii) there has been a Release or threatened Release at or from the Company's Properties, or any property where the Company's wastes or products have been sent; or (iii) it may be or is liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a Release or threatened Release.

          9.27.8    Except as set forth in Schedule 9.27, to Seller's knowledge,
                                   -------------
no other party has received any notice, demand, suit, inquiry or information request pursuant to CERCLA or any comparable state law relating to the Company, the Company's Properties or any property where the Company's wastes or products have been sent.

          9.27.9    Except as set forth in Schedule 9.27, no environmental
                                           -------------
approvals, clearances or consents are required under applicable law from any governmental entity or authority in order for the parties to this Agreement to consummate the transactions contemplated herein or for the Company to conduct its business as presently conducted or proposed to be conducted. All environmental permits currently held by the Company are identified in Schedule
                                                                      --------
9.27, and the Company currently holds all such environmental permits necessary
----
to the conduct of the Business. Buyer understands that relevant governmental authorities may be required to consent to the change of ownership to validly transfer environmental permits, except as otherwise noted on Schedule 9.27. The
                                                             -------------
Company has not been notified by any relevant government authority that any environmental permits will not be allowed to be transferred and the Company is not aware of any intent on the part of the governmental authorities to refuse to transfer the permits. The Company is further unaware of any notification or intent for any governmental authority to modify the permits (other than as necessary to reflect the change of ownership), suspend, cancel or revoke such permits.

          9.27.10 The Company has disclosed, prior to the date of this Agreement, its waste management practices, its use of Regulated Substances and all potentially material environmental matters, and has disclosed all reports, audits assessments, studies, inspections, evaluations, surveys, remedial action plans or other similar documents relating to any Environmental Condition, whether or not material, of the Company's Properties or operations, received by the Company or performed by Company or on the Company's behalf.

          9.27.11   Except as set forth in Schedule 9.27, to Seller's knowledge
                                           -------------
no location to which the Company transported or caused to be transported any Regulated Substances for storage, recycling, treatment or disposal is or has been the subject of any cleanup or remediation of such location pursuant to any Environmental Law.

          9.27.12 To Seller's knowledge, the Company's Properties are not encumbered by any Lien of record in favor of any governmental entity or other party for any liability, costs, or damages incurred by such governmental entity or other party in response to a Release, nor has the Company received any notice of intent to encumber any Company Property by any such lien.

          9.27.13 Notwithstanding anything contained in this Agreement to the contrary, Sellers make no representations and warranties nor take any responsibility for, or costs related to, the remediation of any radiological contamination of the Company's Properties after the Closing Date and shall have no responsibility for radiological contamination on the Company's Properties identified in the course of any third party or governmental investigation occurring after the Closing Date (the "Excluded Conditions"). For purposes of this Section 9.27.13, the term "remediation" is limited to the remediation of property.

     9.28 Customers and Suppliers.  The Company has delivered to the Buyer a
          -----------------------
complete and accurate list of the Company's ten largest customers and suppliers (measured by revenues) during the fiscal year ended December 31, 1998. Neither the Company nor any of the Sellers has received any oral or written notice that any such supplier or, except as provided in Schedule 9.28, any customer of the
                                            -------------
Company does not plan to continue to do business with the Company, or plans to reduce its supplies to or volume of orders from the orders from the Company or will not do business on substantially the same terms and conditions with Buyer subsequent to the Closing Date as such supplier or customer did with the Company before such date.

     9.29 Licenses and Approvals.  Attached hereto as Schedule 9.29 is a
          ----------------------                      -------------
complete and accurate list of all certificates, licenses, permits or other approvals required or obtained by the Company in connection with the use or ownership of its assets and properties or the operation of the Business (collectively, the "Licenses and Approvals"). The Company has provided Buyer with true, correct and complete copies of all Licenses and Approvals. The Company owns or possesses and holds free from restrictions or conflicts with the rights of others all franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise), and all rights and privileges with respect to the foregoing, as are necessary for the conduct of its business as now being conducted, and as proposed to be conducted, except where the failure to own or possess and hold such franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise) would not have a Material Adverse Effect. All of the Licenses and Approvals are in full force and effect and the Company is not in violation with respect to any of them that would have a Material Adverse Effect. No proceedings are pending or, to the knowledge of the Sellers, threatened by any applicable governmental authority to revoke or limit the scope of any Licenses and Approvals. None of the Licenses and Approvals would be rendered ineffective, except as noted on Schedule 9.29, or be required to be reissued as a result of the consummation of the transactions contemplated hereby.

     9.30 Intellectual Property.  There are no items of Intellectual Property
          ---------------------
(as defined below) that are material to the Company. To the best knowledge of the Sellers after due inquiry, the rights of the Company in or to any Intellectual Property do not conflict with or infringe on the rights of any other person or entity and none of the Sellers or the Company has received any claim or written notice from any person or entity to such effect. For purposes hereof, "Intellectual Property" means all (i) trademarks and service marks (registered or unregistered) and all applications or registrations in any jurisdiction pertaining thereto, (ii) patents, patent applications, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes and technology, (iii) computer software, (iv) trade secrets, including confidential and other non-public information and the right in any jurisdiction to limit the use or disclosure thereof, (v) copyrights in writings, designs, mask works or other works, and registrations or applications therefor in any jurisdiction, (vi) licenses, immunities, governmental authorization, covenants not to sue and the like relating to any of the foregoing, and (vii) claims or causes of action arising out of or relating to infringement or misappropriation of any of the foregoing.

     9.31   No Material Adverse Change.  Since December 31, 1998, there has not
            --------------------------
been any material adverse change in the Company, its financial condition, business or customer or business prospects.

     9.32   Brokers and Finders.  Neither the Company, the Sellers, nor any of
            -------------------
their officers, directors, owners, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement other than the fees payable to Berwind Financial, L.P., which shall be the exclusive responsibility of the Sellers.

     9.33   Full Disclosure.  No representation or warranty by Sellers in this
            ---------------
Agreement, any Schedule annexed hereto or in any list, certificate, document or written statement delivered by Sellers to Buyer pursuant hereto (and, if corrected or updated, as so corrected or updated), contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement herein or therein, in the light of the circumstances under which it was made, not misleading. Except as described in the Schedules annexed hereto or to be delivered, all documents and agreements described in such Schedules are valid and effective in accordance with their respective terms, and there is not under any of such documents or agreements, or any obligation, covenant or condition contained therein, any existing default by the Company or, to Sellers' knowledge, any other party or event which with notice, lapse of time, or both constitute a default which would have a material adverse effect on the business of the Company. There is no fact known to Sellers which Sellers have not disclosed or shall not disclose to Buyer in the Schedules annexed hereto provided for in this Agreement, which materially adversely affects the continued operation of the Company. The Company or the Sellers have made available for Buyer's review all information reasonably requested by Buyer in connection with Buyer's due diligence examination of the Company and HPI.

     9.34   Ventilation System and Electrical Systems. Notwithstanding any other
            -----------------------------------------
provision of this Agreement to the contrary, Sellers make no representations as to the adequacy for their intended purposes of the operation of the ventilation system or the electrical systems. The parties acknowledge that the negotiated purchase price has been reduced to reflect an adjustment in recognition of the foregoing risks and exposures.

10. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

     10.1.  Organization.  Buyer is a corporation duly organized, validly
            ------------
existing and in good standing under the laws of the State of Delaware, its jurisdiction of incorporation, and has all requisite corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby to be performed by it.

     10.2  Authorization. The execution and delivery by Buyer of this Agreement,
           -------------
and the performance by it of its obligations hereunder, have been duly authorized by all necessary corporate actions of Buyer.

     10.3  Freedom to Contract.  The execution and delivery of this Agreement by
           -------------------
Buyer does not, and the performance by it of its obligation hereunder will not,
(a) violate or conflict with any provision of the certificate of incorporation or by-laws of the Buyer or any amendments thereto or restatements thereof, (b) violate any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, or (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument or obligation, oral or written, to which Buyer is a party (whether as an original party or as an assignee or successor) or by which it or any of its properties is bound. No approval of any governmental department, commission, authority, board, bureau, agency or other instrumentality, is required with respect to the Buyer in connection with Buyer's execution, delivery and performance of this agreement and the consummation of the transactions required hereby, except for those obtained prior to the Closing Date.

     10.4. Litigation. There is no litigation, arbitration, mediation or other
           ----------
investigation or proceeding pending nor, to the best of Buyer's knowledge, threatened against Buyer relating to the transactions contemplated by this Agreement or which seeks to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement and there is no judgment, decree, injunction, ruling or order of any court, governmental authority or arbitrator outstanding against the Buyer having any such effect.

     10.5. Investment.  The acquisition of the HPI Stock and the LLC Interests
           ----------
by Buyer is being made for investment by Buyer and not with a view towards resale in connection with any distribution thereof. Buyer has sufficient capital and liquidity to complete the proposed transactions with Sellers, which may include borrowings under its existing credit facility, and no financing contingency is applicable to this transaction.

     10.6  Employee Benefits.  Prior to the execution of this Agreement Buyer
           -----------------
shall have disclosed to the Sellers its employee benefits as currently offered by Company and Buyer agrees that it shall make such benefits available to all employees on the Closing Date who are otherwise eligible under the applicable plans of the Company, and having reviewed the Company's corresponding plans, reasonably believes that Buyer's plans will, in the aggregate, result in no material curtailment of benefits.

11. Covenants of Sellers. Sellers, jointly and severally, hereby covenant and agree with Buyer as follows:

     11.1.  Conduct of Business Pending Closing. From the date hereof until the
            -----------------------------------
Closing Date, Sellers shall cause each of the Company and HPI to:

            11.1.1.  maintain its existence in good standing;

            11.1.2. maintain the general character of its business and conduct its business in the ordinary and usual manner;

            11.1.3.  maintain proper business and accounting records;

            11.1.4. maintain its properties in good repair and condition and maintain all insurance on the properties in effect on the date of this Agreement; and

            11.1.5. use its best efforts to preserve its business intact and to preserve for the Company the good of its customers and others having business relations with the Company.

     11.2.  Prohibited Actions Pending Closing. Unless otherwise provided for
            ----------------------------------
herein or approved by Buyer in writing, from the date hereof until the Closing Date, Sellers shall cause each of the Company and HPI not to do or enter into the following, however Buyer's consent shall be deemed received if Buyer does not object to any such action by Sellers within five (5) business days after notice by facsimile thereof:

            11.2.1. amend or otherwise change its Certificate of Formation or Certificate of Incorporation or other organizational documents;

            11.2.2. issue or sell, authorize for issuance or sale, grant any options or make any other agreements with third parties with respect to the LLC Interests or the HPI Stock;

            11.2.3. authorize or incur any additional debt for money borrowed, or incur any additional debt, liability or obligation other than in the ordinary course of business for which Sellers shall not, after the Closing, be obligated;

            11.2.4. mortgage, pledge or subject to Lien or other encumbrance any of its properties or assets, or agree to do so;

            11.2.5. establish or adopt any Plan; modify, amend, restate, terminate or revise any Plan; take any action to deplete any asset of any Plan; or distribute any communication to any employee relating to a Plan;

            11.2.6. sell or otherwise dispose of, or agree to sell or dispose of any of its assets or properties, except in the ordinary course of business and except with respect to the pay-off of intercompany loans with the Company's affiliates through assignment of specified accounts receivables identified pre-Closing;

          11.2.7. amend or terminate any lease, contract, undertaking or other commitment listed in any of the Schedules annexed hereto to which it is a party, or to take action or fail to take any action, constituting any event of default thereunder;

          11.2.8. assume, guarantee or otherwise become responsible for the obligations of any other party or agree to so do;

          11.2.9. invest any assets of the Company or HPI which are to be sold and transferred to Buyer except the reinvestment of cash or cash equivalents in U.S. Treasury Bills and/or certificates of deposit;

          11.2.10. except as otherwise expressly provided herein, pay any attorneys, accountants, finders or investment bankers' fees or other expenses in connection with the transactions contemplated by this Agreement (the foregoing covenant shall not prohibit the payment of any fees or expenses for services rendered to the Company);

          11.2.12. except for normal merit, cost of living and promotional increases to employees in accordance with past practices, increase the rate of compensation of any employee;

          11.2.13. make any change in accounting methods or principles except as may be prescribed by changes promulgated by the American Institute of Certified Public Accountants;

          11.2.14. compromise or settle any material claim except with respect to the pay-off of intercompany loans with the Company's affiliates through assignment of specified accounts receivables identified pre-Closing;

          11.2.15. make a capital expenditure in excess of $50,000 for any single item;

          11.2.16. enter into any government contract or any customer contract involving in excess of $100,000; 11.2.17. enter into any teaming agreement or joint venture agreement;

          11.2.18.  submit a proposal involving in excess of $100,000;

          11.2.19. acquire the capital stock of any other entity or acquire all or substantially all of the assets of another entity;

          11.2.20. take any action prior to the Closing Date which would breach any of the representations and warranties contained in this Agreement;

          11.2.21. enter into any other new lease, contract or commitment (except as permitted pursuant to this Section 11.2), except in the ordinary course of business; or

          11.2.22. agree to take any of the actions described in this Section 11.2.

     11.3 Consents; Cause Conditions to be Satisfied.  The Sellers agree to take
          ------------------------------------------
all necessary corporate or other action (or to cause the Company to do the same), and will use their reasonable best efforts to complete (or to cause the Company to do the same) all filings and obtain, or assist Buyer in obtaining, such licenses, permits, consents, waivers, approvals and authorizations of third parties and applicable governmental authorities as may be necessary or appropriate in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the ownership or use of the Company's assets or the operation of the Business. The Sellers shall use their best efforts to cause all of the conditions contained in Section 12 of this Agreement to be satisfied.

     11.4  Certain Notifications.  At all times prior to Closing, the Sellers
           ---------------------
shall as promptly as possible notify the Buyer in writing of the occurrence of any event as to which any of them obtains knowledge that would make any of the representations, warranties and disclosures made herein with respect to the Sellers, the Company or HPI untrue or misleading or which is reasonably likely to result in the failure of a condition specified in Section 12 hereof.

     11.5  Furnish Information for Buyer's SEC Filings.  The Sellers will as
           -------------------------------------------
promptly as practicable furnish all data and information relating to the Company or HPI as the Buyer may reasonably request in connection with its preparation of disclosures relating to the transactions contemplated hereby for filing with the Securities and Exchange Commission ("SEC") on a Current Report on Form 8-K or any other filing required by the Securities Exchange Act of 1934, as amended.
In connection therewith, the Sellers shall use commercially reasonable efforts, without paying any money to such accountants, to cause the Company's or HPI's accountants to provide the requisite audited financial statements for inclusion in such filings with the SEC and to cause the accountants to consent to the incorporation of such financial statements, and their reports thereon, in such filings with the SEC.

     11.6  HGI Benefit Plans. As of Closing, Sellers are expressly authorized to
           -----------------
cause the Company to terminate its participation in any employee benefit plan sponsored and maintained by HGI or any direct subsidiary of HGI. Notwithstanding the foregoing, Seller shall cooperate with Buyer in causing the trustee of the Plan that is a defined contribution retirement plan covering, in part, employees of the the Company (the "Seller 401(k) Plan"), to transfer, upon Buyer's request within 30 days hereof, to a qualified defined contribution employee benefit retirement plan designated by Buyer (the "Target 401(k) Plan") the account balances in the Seller 401(k) Plan attributable to the employees of the Company within 90 days of Buyer's request in a transaction that complies with Code
Section 414(l) and is described in Treasury Regulations issued thereunder as a "spin-off" of a part of the Seller 401(k) Plan and a "merger" of that part into the Target 401(k) Plan. The assets transferred to the Target 401(k) Plan under this Section shall be in cash or other assets acceptable to the trustee of the Target 401(k) Plan.

     11.7  Termination of Obligations of Company and HPI.  Sellers shall
           ---------------------------------------------
cause the Company and HPI to be terminated or released as guarantors or parties to loan agreements between HGI (or its affiliates) and PNC Bank (or any other lender) as of the Closing Date.

12. Conditions Precedent to Buyer's Obligations. All obligations of Buyer under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any of which may be waived in writing in whole or in part by Buyer):

     12.1.  Representations and Warranties True as of Closing Date. Sellers'
            ------------------------------------------------------
representations and warranties contained in this Agreement, the Schedules annexed hereto and in any list, certificate, document or written statement specifically referred to herein or furnished by Sellers to Buyer at the Closing shall be true on and as of the date hereof and shall be true on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date, except for changes in the ordinary course of business which, individually or in the aggregate, do not constitute a change to the Company having a Material Adverse Effect.

     12.2.  Compliance with this Agreement. Sellers shall have performed and
            ------------------------------
complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing.

     12.3.  No Restraint. If the HSR Act is applicable, then the waiting period
            ------------
under the HSR Act shall have expired, and no suit, action, proceeding, or investigation shall have been instituted or threatened by or before any court or any governmental agency, and no injunction shall have been issued and then outstanding, to restrain, prohibit, delay or otherwise challenge the legality or validity of the transactions contemplated by this Agreement or seeks damages or relief in connection therewith.

     12.4.  Notifications and Consents.
            --------------------------

            12.4.1. Sellers and the Company shall have timely given notice required to be given by them to any third party in connection with the consummation of the transactions contemplated hereby, including, without limitation, required notices to the holders of any indebtedness of the Company, the lessors of any real or personal property leased by the Company, and any governmental bodies or regulatory agencies, where, in the reasonable judgment of Buyer, the failure to give such notice would have a Material Adverse Effect on the Company.

            12.4.2. Sellers and the Company shall have received each consent or approval required to be given by any governmental authority or any third party in connection with the consummation of the transactions contemplated hereby and required for the Company to engage in the Business, where, in the reasonable judgment of Buyer, the failure to receive such consent or approval would have a Material Adverse Effect on the Company without resulting in the acceleration or renegotiations of any debt, the modification, cancellation or termination of any lease, license, permit, authorization or other operating right or the subjection of Buyer to any law, ordinance, rule, regulation or condition which, in the reasonable judgment of Buyer, shall be burdensome. All such consents and approvals shall be in form and substance satisfactory to the Buyer.

            12.4.3 Sellers and the Company shall have made all filings and taken all other actions necessary to cause the transactions contemplated hereby to become effective under applicable law.

     12.5.  Resignations. Sellers shall have delivered to Buyer the written
            ------------
resignation of each director, if applicable, and officer of the Company and HPI with respect to their respective positions as directors and officers but not with respect to their employment by the Company as shall be requested by Buyer to be effective upon the Closing.

     12.6.  No Damage to Business. The properties or business of the Company
            ---------------------
shall not have been and shall not be threatened to be materially adversely affected as a result of fire, explosion, earthquake, disaster, accident, flood, drought, embargo, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy. There shall not be pending or threatened any strike or any action by any governmental authority which would have a Material Adverse Effect on the properties or business of the Company.

     12.7   Closing Deliveries. The Buyer shall concurrently receive all the
            ------------------
documents, agreements, certificates and other items that are required to be delivered pursuant to Section 3(a) hereof.

     12.8   Hamilton Employment Agreement. The Buyer shall concurrently enter
            -----------------------------
into an employment agreement with Hamilton in the form of Exhibit "C" hereto.
                                                          -----------

     12.9 Escrow. At Closing, Sellers shall have executed and delivered the escrow agreements as appended hereto as Exhibits "D" and "E".

     12.10  Owners' Affidavit. The Company shall have executed and delivered an
            -----------------
"owners" affidavit dated as of the Closing Date, in a form satisfactory to the Buyer and Buyer's title insurance company, affirming as of the Closing Date that no title defects, liens, claims or encumbrances exist against the real properties owned by the Company other than as disclosed on Schedule 12.10
                                                           --------------
attached hereto (the "Permitted Real Property Encumbrances"), and that no inchoate rights which may ripen into any defect, lien, claim or encumbrance against the real properties owned by the Company exist as of the Closing Date other than the Permitted Real Property Encumbrances.

13. Conditions Precedent to Sellers' Obligations. All obligations of Sellers under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any of which may be waived in writing in whole or in part by Sellers):


     13.1.  Representations and Warranties True as of Closing Date. The
            ------------------------------------------------------
representations and warranties of Buyer contained in this Agreement and in any list, certificate, document or written statement specifically referred to herein or furnished by it to Sellers at the Closing shall be true on and as of the date hereof and shall be true on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date.

     13.2.  Compliance with this Agreement. Buyer shall have performed and
            ------------------------------
complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing.

     13.3.  No Restraint. If the HSR Act is applicable to this transaction,
            ------------
then the waiting period under the HSR Act shall have expired, and no suit, action, proceeding or investigation shall have been instituted or threatened by or before any court or any governmental agency, and no injunction shall have been issued and then be outstanding to restrain, prohibit, delay or otherwise challenge the legality or validity of any of the transactions contemplated by this Agreement or seek damages or relief in connection therewith.

14.  Cooperation.

     14.1.  HSR Act. If the HSR Act is applicable to this transaction, Sellers
            -------
and Buyer shall, promptly after the execution and delivery of this Agreement, or any earlier letter of intent acceptable for this purpose, file with the Federal Trade Commission and the United States Department of Justice the notification required to be filed with respect to the transactions provided in this Agreement under the HSR Act and the rules and regulations promulgated thereunder (the "Notification"). All parties hereto shall use their best efforts (i) to respond promptly to any requests for additional information made by such agencies and
(ii) to resist vigorously at their respective cost and expense any assertion that the transactions provided herein constitute a violation of the antitrust laws, all to the end of expediting the Closing. All fees required to file the Notification and any related filings shall be shared equally by the Buyer and the Seller.

     14.2.  Further Assurances. From and after the Closing, each of Sellers and
            ------------------
Buyer agree to execute and deliver such further documents and instruments and to do such other acts and things as the other may reasonably request in order to expedite and effectuate the Closing. In the event any party shall be involved in litigation, threatened litigation or government inquiries with respect to a matter involving the Company, the other parties shall also make available to such first party, at reasonable times and subject to the reasonable requirements of its or his own business, such of its or his personnel as may have information relevant to the matters provided such first party shall reimburse the providing party for its or his reasonable costs for employee time incurred in connection therewith if more than one business day is required. Each party shall provide to the other and its employees, agents and representatives access at reasonable times and upon reasonable notice to information and documentation relating to pre-Closing insurance matters.

15.  Tax Matters.
     -----------

     15.1   Tax Indemnity. (a) The Sellers agree to indemnify and hold harmless
            -------------
the Buyer, the Company and HPI against Taxes imposed on the Company or HPI in proportion to their direct or indirect ownership in the Company or HPI, with respect to taxable periods or the portion of any taxable period ending on or before the Closing Date (including any Tax imposed on the Company or HPI as a result of the transfer of the claim for business interruption insurance described in Section 1(a) hereof) and, except as otherwise provided in Section 15.4, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes. Notwithstanding the foregoing, the Sellers shall not be required to indemnify Buyer for taxes payable as a result of any election, amendment, or other change of any tax return made by Buyer, without the consent of Seller. The Buyer shall be responsible for Taxes and associated expenses not allocated to the Sellers pursuant to the first sentence hereof.

            (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 15.7), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date and Buyer shall prepare books and working papers (including a closing of the books) which will clearly demonstrate the income and activities of the Company and HPI for the period ending on the Closing Date and such post-closing partial period; and

                (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Company or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

            (c) Each of the Sellers agrees to indemnify the Buyer from and against any Taxes Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of the Company, HPI or any of their subsidiaries for Taxes of any other person (i) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise; provided that indemnity under clauses (iii) and (iv) shall be strictly limited to matters disclosed by Buyer to Sellers on the Closing Date.

     15.2   Returns and Payments. (a) From the date of this Agreement through
            --------------------
and after the Closing Date, the Sellers shall prepare and file or otherwise furnish in proper form to the appropriate governmental authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Company or HPI that are due on or before or relate to any taxable period ending on or before the Closing Date (and the Buyer shall do the same with respect to any taxable period ending after the Closing Date). Returns of the Company or HPI not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Company or HPI (except to the extent counsel for the Sellers, the Company or HPI renders a legal opinion that there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by the Buyer with respect to the Company or HPI and as to which an amount of Tax is allocable to the Sellers under Section 15.1, the Buyer shall provide the Sellers and their authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to the Sellers pursuant to Section 15.1, together with appropriate supporting information and schedules at least thirty (30) days prior to the due date (including any extension thereof) for the filing of such Return, and the Sellers and their authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return. Each such Return shall separately identify and reserve to the account of Buyer any Taxes attributable to the exercise of any tax election, transfer, liquidation or other event occurring or deemed to have occurred at or after the Closing Date and made or effectuated by Buyer. With respect to any Return required to be filed by any Seller with respect to the Company or HPI, the Sellers shall provide the Buyer and its authorized representatives with a copy of such completed Return, together with appropriate supporting information and schedules at least thirty
(30) days prior to the due date (including any extension thereof) for the filing of such Return, and the Buyer and its authorized representatives shall have the right to review and comment on such Return and statement prior to the filing of such Return. Each party shall timely file any Return for which it is responsible.

            (b) The Sellers shall pay or cause to be paid when due and payable all Taxes with respect to the Company or HPI for any taxable period ending on or before the Closing Date, and the Buyer shall so pay or cause to be paid all Taxes for any taxable period after the Closing Date (subject to its right of indemnification from the Sellers by the date set forth in Section 15.5 for Taxes attributable to the portion of any Tax period that includes the Closing Date pursuant to Section 15.1).

     15.3   Refunds. Any Tax refund (including any interest with respect
            -------
thereto) relating to the Company or HPI for any taxable period prior to the Closing Date and as to which there is no corresponding increase in a Tax attributable to any Seller, HPI, the Company or any affiliates for any other taxable period shall be the property of the Buyer, and if received by the Sellers, the Company or HPI shall be paid over promptly to the Buyer. In addition, any Tax refund (or equivalent benefit to any Seller through a reduction in Tax liability) for a period before the Closing Date arising out of the carryback of a loss or credit incurred by the Company or HPI in a taxable year ending after the Closing Date shall be the property of the Buyer and, if received by such Seller, shall be paid over promptly to the Buyer, provided that the Buyer shall indemnify each such Seller and hold such Settler harmless as to any future claims made with respect to such refund by any and all taxing authorities.

     15.4   Contests. (a) After the Closing, the Buyer shall promptly notify the
            --------
Sellers in writing or any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of the Buyer, the Company or HPI which, if determined adversely to the taxpayer, would be grounds for indemnification under this
Section 15.

            (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date and provided that the Sellers acknowledge in writing their liability under this Agreement to hold the Buyer, the Company and HPI harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 15.1(b) to the portion of such year ending on or before the Closing Date) and is subject to indemnification under Section 15.1(a), the Sellers shall have the right at their expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates to a potential adjustment for which the Sellers have acknowledged their liability; the Buyer also may participate in any such audit or proceeding and, if the Sellers do not assume the defense of any such audit or proceeding, the Buyer may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five (5) days' prior written notice to the Sellers setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Sellers have acknowledged their liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Buyer would be liable, the Buyer shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

            (c) With respect to issues relating to a potential adjustment for which both the Sellers (as evidenced by its acknowledgment under this Section 15.4) and the Buyer, the Company or HPI could be liable, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Section 15 by the Buyer and the Sellers.

            (d) Neither the Buyer nor any Seller shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. The Buyer and the Sellers agree to cooperate, and the Buyer agrees to cause the Company or HPI to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

     15.5.  Time of Payment. Payment by the Sellers of any amounts due under
            ---------------
this Section 15 in respect of Taxes shall be made (i) at least five (5) days before the due date of the applicable estimated or final Return required to be filed by the Buyer on which is required to be reported income for a period ending after the Closing Date for which any Seller is responsible under Sections 15.1(a) and 15.1(b) without regard to whether the Return shows overall net income or loss for such period, and (ii) within five (5) days following an agreement between the Sellers and the Buyer that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If liability under this Section 15 is in respect of costs or expenses other than Taxes, payment by any Seller of any amounts due under this Section 15 shall be made within five (5) days after the date on which the Sellers have been notified by the Buyer that the Sellers have a liability for a determinable amount under this Section 15 and is provided with calculations or other materials supporting such liability.

     15.6.  Cooperation and Exchange of Information. Upon the terms set forth in
            ---------------------------------------
Section 14.2 of this Agreement, the Sellers and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Company or HPI or any part of the business from the Buyer. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities, as well as signing and delivering powers of attorney, information authorization, closing or settlement agreements, and all other necessary or appropriate documents. The Sellers shall make their employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of the Sellers and the Buyer shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company and HPI for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (ii) six years following the due date (without extension) for such Returns. Any information obtained under this Section 15.6 shall be kept confidential in accordance with Section
5.1 except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

16.  Indemnification.


     16.1.  Indemnification by Sellers. Except as limited by Section 16.8 below,
            -------------------------------------------------------------------
Sellers, in proportion to their respective Percentage Interests, shall severally indemnify Buyer and its officers, directors, employees, agents and affiliates and hold them harmless at all times from and after the Closing Date against and in respect of any and all damages, losses, claims, liabilities, deficiencies, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) suffered or incurred by any of them (hereinafter, a "Loss") arising out of or resulting from:

            16.1.1. Any breach of representation or warranty or non-fulfillment of any covenant or agreement on the part of Sellers under this Agreement;

            16.1.2. Any investigation, suit, action, claim or litigation relating to the Company or HPI now pending or threatened or which may hereafter be brought against Buyer based upon events occurring prior to the Closing Date and not attributable to the acts or omissions of Buyer;

            16.1.3   The matters related to Taxes pursuant to Section 9.23 or
Section 15 hereof;

            16.1.4 Any Losses of the Company or HPI which are pending as of the Closing Date which, consistent with past practice, have been recorded by or reflected in the financial statements of an affiliate of the Company or HPI on behalf of the Company or HPI;

            16.1.5 The presence of any secondary waste generated by the Company, or customer waste received by the Company prior to June 30, 1998 in the case of radioactive waste or prior to March 31, 1999 in the case of hazardous or mixed waste that is on any of the Company's properties or in the possession of the Company other than as accrued and reflected as a liability, net of related revenues, in the determination of Net Equity pursuant to Section 4.4 hereof;

            16.1.6 The equity ownership or activities of HPI as a partner in Rivergate Terminal Company, L.P. and Global Material Systems, L.L.C. or their predecessors;

            16.1.7 Any offsite radiological contamination resulting from the activities or business of the Company prior to the Closing Date;

            16.1.8 Any claims of indemnification by any officers or directors of the Company or HPI with respect to conduct prior to the Closing Date.

            16.1.9 Any long-term debt of the Company, HPI or any of the Sellers other than the Mortgage Assumption pursuant to Section 4.2 hereof.

            16.1.10. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

     Notwithstanding anything herein to the contrary, the fact that an item may be disclosed on a schedule to this Agreement in response to a representation or warranty contained herein shall not in any way limit any rights that an indemnified party shall have to indemnification for any Losses resulting therefrom, except to the extent a statement in such schedule expressly limits or excludes any right to indemnity in respect thereof. The inclusion of an item on a schedule attached hereto is merely for purposes of disclosure and not to release any party from any liability therefor, except as may be otherwise expressly provided on the schedule.

     16.2.  Indemnification by Buyer. Buyer shall indemnify each Seller and each
            ------------------------
of their officers, directors, employees, agents and affiliates and hold each of them harmless at all times from and after the Closing Date against and in respect of any Loss arising out of or resulting from:

            16.2.1. Any breach of representation or warranty or non-fulfillment of any covenant or agreement on the part of the Buyer under this Agreement;

            16.2.2. Any investigation, suit, action, claim or litigation relating to the Company or HPI which may hereafter be brought against any of the Sellers based upon events occurring subsequent to the Closing Date and not attributable to the acts of Sellers and Excluded Conditions; and

            16.2.3. Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

     16.3.  Period of Indemnity. The aforesaid indemnities of Buyer and Sellers
            -------------------
shall remain in full force and effect: (a) as they relate to a third-party claim against Buyer, each of the Sellers and the Company for a period equal to the respective applicable statute of limitation for each such claim; and (b) as they relate to breaches of representations, warranties or covenants made by Sellers and Buyer, for the period provided in Section 17 hereof; provided, however, if at the expiration of the appropriate period any claim or assessment for indemnification has been asserted but not fully determined, or any audit or other proceeding with respect to any tax matter has been initiated, such period shall be extended as to such claim, assessment, audit or other proceeding until it is finally determined or concluded.

     16.4.  Notice to the Indemnitor. Within a reasonable period after the
            ------------------------
assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an Indemnitor (the "Indemnitor"`) under this Section 16, an indemnified party (the "Indemnified Party") shall notify the Indemnitor in writing of such claim together with a statement fully describing the nature and amount of the claim and providing details with respect thereto.

     16.5.  Rights of Parties to Settle or Defend. The Indemnitor may
            -------------------------------------
participate in and, at its option upon written acknowledgement of the Indemnified Party's right to indemnification for such matter, assume the defense of the Indemnified Party against such claim, including the employment of counsel, who shall be reasonably acceptable to the Indemnified Party. In such case, any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within ten (10) days after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnitee or (iii) the named parties to any such action (including impleaded parties) include both the Indemnified Party and the Indemnitor and such Indemnified Party shall have been advised in writing by such counsel that there may be conflicting interests between the Indemnified Party and the Indemnitor in the legal defense thereof. The Indemnified Party shall make available to the Indemnitor and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party. If the Indemnitor fails to undertake the defense of or, settle or pay any such third-party claim within ten (10) days after the Indemnified Party has given written notice to the Indemnitor advising that the Indemnified Party does not intend to contest such claim, or the Indemnitor, after having given such notification to the Indemnified Party, fails forthwith to defend, settle or pay such claim, then the Indemnified Party may take any and all necessary action to dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, subject to the following with respect to any proposed settlement thereof.

     16.6.  Settlement Proposals. In the event the Indemnified Party desires to
            --------------------
settle any such third-party claim (whether or not contested by the Indemnitor), the Indemnified Party shall advise the Indemnitor of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). If such Proposed Settlement is unsatisfactory to the Indemnitor, it shall have the right, at its expense, to contest such claim by giving written notice of such election to the Indemnified Party within ten (10) days after the Indemnitor has been advised of the Proposed Settlement. If the Indemnitor does not deliver such written notice within ten (10) days after the Indemnitor has been advised of the Proposed Settlement, the Indemnified Party may offer the Proposed Settlement to the third party making such claim. If the Proposed Settlement is not accepted by the party making such claim, any new Proposed Settlement which the Indemnified Party may wish to present to the party making such claim shall first be presented to the Indemnitor who shall have the right, subject to the conditions hereinabove set forth in this Section, to contest such claim. In all such events, the Indemnitor shall indemnify the Indemnified Party and hold it harmless against and from any and all costs of defense, payment or settlement, including reasonable attorneys' fees incurred in connection therewith.

     16.7.  Reimbursement. At the time that the Indemnified Party shall suffer
            -------------
an actual financial loss because of a breach of any warranty, representation or covenant by the Indemnitor or at the time the amount of any liability on the part of the Indemnitor under this Section is determined (which in the case of payments to third persons shall be the earlier of (a) the date of such payments or (b) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights establishing such liability), the Indemnitor shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party, the amount of the indemnity claim. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnitor for reimbursement in the amount of its indemnity claim. For purposes hereof the indemnity claim shall include the amounts so paid (or finally determined to be owing) by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the prime rate in effect from time to time as published by the Wall Street Journal, or any reasonable successor thereto during the period from the date the obligation is due from the Indemnified Party to the Indemnitor, as herein above provided, until the date paid.

     16.8.  Limitation on Indemnity. Notwithstanding anything herein to the
            ------------------------
contrary, Sellers shall be required to indemnify and hold harmless Buyer hereunder only to the extent that the aggregate amount of Buyer's claims hereunder exceeds the sum of Four Hundred Thousand Dollars (USD $400,000). Notwithstanding anything herein to the contrary, in no event shall Sellers be required to indemnify and hold harmless Buyer hereunder for the amount, if any, by which the aggregate amount of Buyer's claims hereunder exceeds the sum of Four Million Dollars (USD $4,000,000). The limitations described in this Section 16.8 shall not apply to claims arising under Sections 16.1.3 through 16.1.9 and any and all actions, suits, proceedings, claims, demands, assesments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any items arising under Sections 16.1.3 though 16.1.9. The duty of Sellers to indemnify Buyer shall not apply at all to any Excluded Conditions as more fully described in Section 9.27.13.

     16.9   Indemnification Escrow. In order to secure the obligations of
            ----------------------
Sellers under Section 16, Sellers agree to enter into an Escrow Agreement substantially in the form of Exhibit "E" attached hereto with Wilmington Trust Company as the escrow agent.

     16.10  Waiver of Contribution. The Sellers shall not have any right to seek
            ----------------------
contribution from the Company or HPI in the event that any of the Sellers is required to make any payments under this Section 16.

     16.11  Indemnification Covenants. (a) Buyer covenants and agrees that it
            ------------------------
will pursue indemnification claims hereunder first against the indemnification escrow described in Section 16.9 hereof, to the extent of such escrow, before pursuing claims directly against the Sellers.

            (b) HakeTenn covenants and agrees that it will maintain "tangible net worth" (as defined below) of at least $3,000,000 until October 15, 2001, and will maintain tangible net worth thereafter of at least $1,000,000 until October 15, 2002. Notwithstanding anything in this Agreement to the contrary, if Sellers take any action, agree to take any action or fail to take any required action that results in the extension of any statute of limitations for any liability covered by Section 16.1.3 hereof beyond October 15, 2001, then the October 15, 2001 date for the permitted reduction of the tangible net worth shall be extended to match the date to which the statute of limitations has been extended. In order to assure compliance with this covenant, HakeTenn shall provide upon request of Buyer unaudited financial statements of HakeTenn, which shall include at least a balance sheet and income statement as of and for a recent period, provided that such request shall be made no more frequently than semi-annually. For purposes hereof, "tangible net worth" shall mean the excess of HakeTenn's tangible assets over its total liabilities, each as determined in accordance with GAAP.

17. Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by each party in this Agreement, in any Schedule annexed hereto or in any list, certificate, document or written statement furnished or delivered by any such party pursuant hereto shall survive the Closing, and shall remain in full force notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing for a period of two (2) years following the Closing Date, unless otherwise expressly provided herein; provided, however, that (a) all representations and warranties made by Sellers with respect to tax matters shall survive until the relevant statute of limitations with respect to each such item has run and (b) if at the expiration of the appropriate period any claim or assessment for indemnification has been asserted but not fully determined, or any audit or other proceeding with respect to any tax matter has been initiated, such period shall be extended as to such claim, assessment, audit or other proceeding until it is finally determined or concluded, and each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement.

18.  Miscellaneous.


     18.1.  Brokers' and Finders' Fees.
            --------------------------

            18.1.1   Sellers. Sellers represent and warrant to Buyer that all
                     -------
negotiations relative to this Agreement have been carried on by it directly without the intervention of any person or entity other than Berwind Financial, L.P., who or which may be entitled to a brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Sellers agree to indemnify and hold Buyer harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of Sellers' or any of their affiliates' dealings, arrangements or agreements with Berwind Financial, L.P. or any other person or entity. All brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement on behalf of the Sellers, the Company or HPI shall be the exclusive responsibility of the Sellers.

            18.1.2.  Buyer. Buyer represents and warrants to each of the Sellers
                     -----
that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person or entity who or which may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and Buyer agrees to indemnify and hold each of the Sellers harmless against any and all claims, losses, liabilities or expenses which may be asserted against them as a result of Buyer's or any of its affiliates' dealings, arrangements or agreements with any such other person or entity. All brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement on behalf of the Buyer shall be the exclusive responsibility of the Buyer.

     18.2.  Expenses. Each party hereto shall pay its own expenses incidental to
            --------

the negotiation and preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     18.3.  Press Releases. Neither Buyer nor Sellers shall issue any press
            --------------
release nor otherwise make public any information with respect to this Agreement nor the transactions contemplated thereby, prior to the Closing Date, without the prior written consent of the other; provided, however, that each party shall be permitted, upon notice to the other, to make such disclosures to the public or such governmental entities as its counsel reasonably should deem necessary to maintain compliance with applicable law.

     18.4.  Assignment and Binding Effect. This Agreement may not be assigned
            ------------------------------
by either party hereto without the prior written consent of the other party; provided, however, Buyer may assign this Agreement to any of its subsidiaries or affiliates, without Sellers' consent, as long as, in such event, Buyer shall remain liable for its obligations hereunder. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     18.5.  Waiver. Any term or provision of this Agreement may be waived at
            ------
any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     18.6.  Termination. This Agreement shall not be terminated except:
            -----------

            18.6.1   Mutual Consent. By the consent of all the parties hereto;
                     --------------

            18.6.2   By Buyer. Unless Buyer shall be in default hereunder or
                     --------
shall not have satisfied all of its obligations hereunder, by Buyer, if any of the conditions provided in Section 12 have not been met or have not been waived by the Closing.

            18.6.3   By Sellers. Unless Sellers shall be in default hereunder or
                     ----------
shall not have satisfied all of its obligations hereunder, by Sellers, if any of the conditions provided in Section 13 have not been met or have not been waived by the Closing; or

            18.6.4   By Buyer. If, after the date hereof, there shall have been
                     --------
an event occur or condition change that has either individually, or in the aggregate, a Material Adverse Effect.

            18.6.5   Procedure; Effect. Any termination of this Agreement shall
                     -----------------
be made by the party electing to terminate this Agreement by written notice thereof to the other party. Any such termination shall be without liability on the part of any party to the other party hereto, except if such termination has resulted by reason of a breach by such party of any of its material obligations hereunder. Nothing in this Agreement shall be deemed to require any party to terminate this Agreement in the event that a condition precedent to its obligations hereunder is not met, rather than to waive such conditions precedent and proceed to Closing.

     18.7.  Notices. Any notice, request, demand, waiver, consent, approval, or
            -------
other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given upon the earlier of: (i) when it is personally delivered, (ii) three (3) days after having been mailed by certified mail, postage prepaid, return receipt requested, (iii) two (2) days after having been sent by recognized overnight delivery service or (iv) one (1) day after having been sent by facsimile transmission with confirmation of receipt, addressed as follows:

     If to Buyer:
     -----------
     GTS Duratek, Inc.
     10100 Old Columbia Road
     Columbia, Maryland 21046
     Attention: Robert F. Shawver, Chief Financial Officer

     Phone: 410-312-5100
     Fax:  (410) 290-9112

     With copies to Buyers' counsel:
     ------------------------------
     Piper & Marbury, L.L.P.
     Charles Center South
     36 South Charles Street
     Baltimore, MD 21201-3018
     Attention: Lawrence R. Seidman, Esquire
     Phone: 410-539-2530
     Fax: 410-576-5051

     If to HakeTenn, Inc.:
     --------------------
     HakeTenn, Inc.
     300 Delaware Avenue
     Suite 1704
     Wilmington, DE 19801
     Attention: Frank W. Hake, II, Chief Executive Officer
     Phone:
     Fax:

     If to Mr. George T. Hamilton:
     ----------------------------
     Mr. George T. Hamilton
     9220 Forest Hill Way
     Memphis, TN 38125
     Phone: 901-753-0591
     Fax: 901-624-8337

     If to Mr. Richard A. Wilson:
     ---------------------------
     Mr. Richard A. Wilson
     1513 Masseymanor Lane
     Memphis, TN 38120
     Phone: 901-682-6518
     Fax: 901-682-6526

     With copies to Sellers' counsel:
     -------------------------------
     Eizen Fineburg & McCarthy, LLP
     Two Commerce Square
     Suite 3410
     2001 Market Street
     Philadelphia, PA 19103
     Attention: Bernard Eizen, Esquire
     Phone: 215-751-9666
     Fax: 215-751-9310
or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

     18.8.  Governing Law. This Agreement shall be governed by and interpreted
            -------------
and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed in such state.

     18.9.  No Benefit to Others. The representations, warranties, covenants
            --------------------
and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and assigns and they shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

     18.10. Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, and Sellers and Buyer may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     18.11. Arbitration. Except as to a claim for specific performance under
            -----------
Section 18.13 hereof, if any dispute arises under or in connection with this Agreement or the performance or enforcement thereof, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by Sellers, one by Buyer and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in the jurisdiction chosen by the party defending the action. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties, final and nonappealable, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

     18.12. Enforcement. If at any time a party hereto retains one or more
            -----------
attorneys to enforce any covenant or agreement of any other party hereto, or to defend itself against any claim by any other party hereto, whether or not suit is filed, the party who is wholly or partially successful shall be entitled to damages inclusive of the amount of such party's reasonable attorney's fees, expenses and costs.

     18.13. Specific Performance. Seller and Buyer acknowledge and agree that
            --------------------
the other would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, Seller and Buyer agree that the other shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled hereunder, at law or in equity.

     18.14. Severability. If any provision of this Agreement shall be held to
            -------------
be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

     18.15. Integration; Schedules and Exhibits; Headings. This Agreement states
            ---------------------------------------------
the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations and warranties between the parties, and may not be amended except by written instrument executed by the duly authorized officers of the parties hereto. The Exhibits and Schedules identified in this Agreement and annexed hereto are incorporated herein by reference and made a part hereof. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

     18.16. Ongoing Business Relationship. The parties acknowledge that they
            -----------------------------
have had a long history of business working together, and will use their best efforts to continue such business relationship. At Closing, the parties may enter into a mutually satisfactory supply agreement for the services of Frank W. Hake, Inc., to supplant this provision.

     18.17  Knowledge of the Company. For the purposes of Section 9 hereof, the
            ------------------------
knowledge of the Company shall be imputed to the knowledge of the Sellers whenever a representation or warranty contained therein is made to the knowledge of the Sellers.

     18.18  Sales and Transfer Taxes. The Sellers, on the one hand, and the
            ------------------------
Buyer, on the other hand, shall each be responsible for and pay one-half of all sales, transfer, deed, duties, stamp, notary public and other similar taxes, duties and transfer fees applicable to the transactions contemplated by this Agreement, including fees to record assignments.


                [SIGNATURES ONLY APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.

ATTEST:                                  BUYER:

                                         GTS Duratek, Inc.
                                          a Delaware corporation


                                         /s/Robert F. Shawver
___________________________              --------------------
BY: Craig T. Bartlett                    BY: Robert F. Shawver
TITLE: Assistant Secretary               TITLE: Executive Vice President
                                         And Chief Financial Officer


ATTEST:                                  SELLERS:

                                         HakeTenn, Inc.,
                                          a Delaware corporation


                                         /s/ Frank W. Hake, II
___________________________              ---------------------
BY:                                      BY:  Frank W. Hake, II
TITLE: Secretary                         TITLE: Authorized Officer



WITNESS:


                                         /s/ George T. Hamilton
___________________________              ----------------------
                                         George T. Hamilton


WITNESS:


                                         /s/ Richard A. Wilson
___________________________              ---------------------
                                         Richard A. Wilson